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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GERMAN AMERICAN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GERMAN AMERICAN BANCORP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2020

        We are pleased to notify you that we will hold the 2020 annual meeting of our shareholders on Thursday, May 21, 2020, at 6:30 P.M., Eastern Time, at the Klub Haus 61, 2031 Newton Street, Jasper, Indiana*, for the following purposes:

  1.
  To elect four (4) directors, each to serve until the 2023 annual meeting of our shareholders;

  2.
  To approve the Amended and Restated Articles of Incorporation of German American Bancorp, Inc., providing shareholders the right to amend the Bylaws of German American Bancorp, Inc.;

  3.
  To approve and adopt the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, amending certain of its terms;

  4.
  To approve, on an advisory basis, the compensation of our Executive Officers who are named in the compensation disclosures in the accompanying Proxy Statement;

  5.
  To approve, on an advisory basis, the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

  6.
  To transact such other business as may properly come before the meeting.

        Our Board of Directors has established the close of business on March 12, 2020 as the "record date" for this annual meeting. This means that you are entitled to vote at this meeting (in person or by legally-appointed proxy) if our stock records show that you owned our Common Shares at that time.

        We invite you to attend this annual meeting in person. Even if you plan to attend, please complete, sign and date the accompanying proxy and return it to our agent promptly in the enclosed postage-paid envelope—or, vote by Internet or by telephone by following the instructions in the accompanying Proxy Statement.

        *      As a precautionary measure related to the coronavirus, or COVID-19, it is possible that we may hold the annual meeting solely by means of remote communication. If we determine to do so, we will announce the decision in advance, and details on how to participate in the annual meeting will be available at www.germanamerican.com/annualmeeting. We recommend that you visit the website to confirm the status of the annual meeting before planning to attend in person.

GERMAN AMERICAN BANCORP, INC. CLAY W. EWING Secretary

April 6, 2020
Jasper, Indiana

PROXY STATEMENT

ii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
GERMAN AMERICAN BANCORP, INC.

to be held May 21, 2020

INTRODUCTION

        The Board of Directors of German American Bancorp, Inc. is soliciting proxies from shareholders for its use at the 2020 annual meeting of shareholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on Thursday, May 21, 2020, at 6:30 P.M., Eastern Time, at the Klub Haus 61, 2031 Newton Street, Jasper, Indiana.

        To improve readability, German American Bancorp, Inc., which has prepared this proxy statement, will sometimes speak in this document in the first-person (using words such as "we" or "our" or "us") and will address its shareholders using second-person words (such as "you" or "your"). We will also sometimes refer to German American Bancorp, Inc., as "the Company." References to the Board of Directors of the Company in this proxy statement will usually be shortened to "our Board." References to our "Proxy Committee" will refer to Thomas W. Seger and Christina M. Ernst, who are designated by the proxy cards that accompany this proxy statement as being the persons who are authorized to vote at the annual meeting those shares that are owned of record by shareholders that sign and return such proxy cards.

        We are mailing this proxy statement, together with our 2019 annual report (Form 10-K) and summary annual report, a proxy card and an invitation to attend our annual meeting, to our shareholders on or about April 16, 2020.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2020:

This proxy statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available free of charge at www.edocumentview.com/GABC.

INFORMATION ABOUT THE MEETING AND VOTING

Purposes of the Meeting

        The purposes of the annual meeting are:

  1.
  To elect four (4) directors, each to serve until the 2023 annual meeting of our shareholders;

  2.
  To approve the Company's Amended and Restated Articles of Incorporation, providing shareholders the right to amend the Company's Bylaws;

  3.
  To approve and adopt the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, amending certain of its terms;

  4.
  To approve, on an advisory basis, the compensation of our Executive Officers who are named in the compensation disclosures in the accompanying Proxy Statement;

  5.
  To approve, on an advisory basis, the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

  6.
  To transact such other business as may properly come before the meeting.

Shareholders Entitled to Vote at the Meeting

        Our Board has established the close of business on March 12, 2020 as the "record date" for this annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our Common Shares at that time. As of this record date, 26,671,368 of our common shares were issued and outstanding, held by approximately 3,726 registered shareholders of record. Each issued and outstanding Common Share as of the record date is entitled to one vote on each matter properly to come before the annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present in person at the meeting or represented by proxy.

        As a precautionary measure related to the coronavirus, or COVID-19, it is possible that we may hold the annual meeting solely by means of remote communication. If we determine to do so, we will announce the decision in advance, and details on how to participate in the annual meeting will be available at www.germanamerican.com/annualmeeting. We recommend that you monitor this website for updated information, including to confirm the status of the annual meeting before planning to attend in person.

Voting Shares By Proxy That You Hold In Your Name

        You have three choices:

  •
  VOTE BY INTERNET—www.envisionreports.com/GABC. Use the Internet to transmit your voting instructions up until 1:00 A.M. Central Time on May 21, 2020. Have your proxy card in hand when you access the web site. Follow the steps outlined on the secured website.

  •
  VOTE BY PHONE—1-800-652-VOTE (8683). Call toll free within the United States, Canada, and Puerto Rico any time on a touch tone telephone up until 1:00 A.M. Central Time on May 21, 2020. There is NO CHARGE to you for the call. Have your proxy card in hand when you call. Follow the instructions provided by the recorded message.

  •
  VOTE BY MAIL—Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or mail it to Proxy Services, c/o Computershare Investor Services, P.O. Box 505008, Louisville, KY 40233-9814.

Voting Shares That You Hold in Brokerage or Similar Accounts

        Many shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the annual meeting. Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

        If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposals 1 through 4, but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 5. In such cases, a "broker non-vote" may be entered with respect to your shares on Proposals 1 through 4 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares.

Your Voting Options on Each of the Proposals

        You may vote "for" or "withhold" (meaning you choose to withhold from our Proxy Committee your authority to vote) with respect to the election of each nominee for director (Proposal 1 on the proxy card).

        You may vote "for," "against" or "abstain" with respect to:

  •
  the approval of the Company's Amended and Restated Articles of Incorporation, providing shareholders the right to amend the Company's Bylaws (Proposal 2 on the proxy card);

  •
  the adoption of the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan (Proposal 3 on the proxy card);

  •
  the nonbinding advisory proposal on the compensation of our Executive Officers (Proposal 4 on the proxy card); and

  •
  the nonbinding advisory proposal on the approval of the appointment of Crowe LLP (Proposal 5 on the proxy card).

        If any other matter is properly brought before the meeting and you have returned a proxy card (thereby appointing our Proxy Committee, or their designees, to vote your shares), your shares will be voted on that matter in accordance with the discretion and judgment of the Proxy Committee. You will have no opportunity on the proxy card to direct the Proxy Committee as to such matters due to their presently unknown nature.

Our Board's Voting Recommendations

        Our Board recommends that you vote:

  •
  FOR the election as directors of the four (4) individuals named as its nominees in this proxy statement (Proposal 1 on the proxy card);

  •
  FOR the approval of the Company's Amended and Restated Articles of Incorporation, providing shareholders the right to amend the Company's Bylaws (Proposal 2 on the proxy card);

  •
  FOR the approval and adoption of the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan (Proposal 3 on the proxy card);

  •
  FOR approval on an advisory basis of the compensation of our Executive Officers who are named in the compensation disclosures in this proxy statement (Proposal 4 on the proxy card); and

  •
  FOR the approval, on an advisory basis, of the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 (Proposal 5 on the proxy card).

        As noted above, if any other matter is properly brought before the annual meeting, the Company—through the individuals named on the enclosed proxy card acting as our Proxy Committee, or their designees, and pursuant to the authorization granted under the proxy card—will vote your shares on that matter in accordance with the discretion and judgment of the Proxy Committee.

Required Votes to Elect Directors

        Four (4) positions on our Board are scheduled to be filled by vote of the shareholders at the annual meeting. As a shareholder, you are entitled to cast one vote per share for each of up to four (4) nominees for election as directors at the annual meeting, but you may not cumulate your votes (in other words, you may not cast votes representing four (4) times the number of your shares entitled to vote in favor of a single nominee). Directors are elected from among the nominees by a plurality of the votes that are cast among all nominees; this means the individuals whose names are validly placed into nomination at the meeting who receive the four (4) highest number of votes cast "for" their election will be elected as directors of the Company. A properly returned proxy indicating "withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. "Broker non-votes" will not be counted as votes cast on the proposal and will have no effect on the election of directors.

Required Vote to Approve Proposals

        A majority of the votes cast at the meeting will approve: (i) the proposal to approve the Company's Amended and Restated Articles of Incorporation; (ii) the proposal to approve and adopt the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan; (iii) the proposal to approve on an advisory basis the compensation of our Executive Officers; (iv) the proposal to approve the appointment of Crowe LLP; and (v) all other matters that arise at the annual meeting. Shares voted "for" proposals and shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the approval of the proposal. Abstentions and broker non-votes will not be treated as votes cast "for" or "against" the proposal but shall be included for purposes of determining whether a quorum is present.

        Please note, however, that because the votes on the compensation of our Executive Officers and the appointment of Crowe LLP are each advisory in nature, the results of such votes will not be binding upon our Board or its committees.

Quorum

        Indiana law provides that any shareholder action at a meeting requires that a quorum exist with respect to that meeting. Once a share is represented for any purpose at a meeting, it is deemed by Indiana law to be present for quorum purposes for the remainder of the meeting and (unless a new record date is or must be set for any such adjournment) any adjournment of that meeting.

        A majority of the common shares entitled to vote at this meeting, present either in person or by proxy, will constitute a quorum for all purposes at the meeting. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

        Shares held of record by shareholders who (in person or by proxy) abstain from voting on any or all proposals (and shares represented by "broker non-votes," described above under "Voting Shares That You Hold in Brokerage or Similar Accounts") will be included in the number of shares present at the meeting for purposes of determining the presence of a quorum. However, abstentions and broker non-votes as to any proposal will not be considered to be votes that have been "cast" on that proposal and therefore will not affect the outcome of the vote on any proposals described by this proxy statement.

Voting on Possible Other Matters

        We are not aware that any person intends to propose that any matter, other than the five (5) numbered proposals specifically described by this proxy statement, be presented for consideration or action by our shareholders at our annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our articles of incorporation or bylaws or applicable law require otherwise. If you vote by proxy, you will be granting our Proxy Committee authority to vote your shares on any such other matter in accordance with their discretion and judgment.

Revocation of Proxies or Voting Instructions

        A shareholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the annual meeting by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If a shareholder of record has voted via the Internet or by telephone, such shareholder may also change that vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless a shareholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the shareholder votes by ballot at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

        Our Board is making this solicitation of proxies for our annual meeting. Our Company will bear all costs of such solicitation, including the cost of preparing and mailing this proxy statement and the enclosed form of proxy. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our full Board currently consists of fifteen (15) directors, after having increased its size from the twelve (12) directors who were members of our Board at the time of the conclusion of the 2019 annual meeting of the Company's shareholders. Two new directors, Christina M. Ryan and Tyson J. Wagler, were appointed to our Board, after having been identified and recruited by the Governance/Nominating Committee of the Board. Jack W. Sheidler was appointed to our Board as a result of the Company's merger with Citizens First Corporation. In order to permit the increase to its size, the Board adopted, on September 30, 2019, an amendment to the Company's current Bylaws, increasing the maximum number of directors from fourteen (14) to fifteen (15).

        Our Board is divided into three classes, and directors in each class generally serve a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting. The current classification of our Board is:

Terms expiring at this annual meeting:	Christina M. Ernst, Chris A. Ramsey, M. Darren Root, Mark A. Schroeder, and Jack W. Sheidler
Terms expiring at the 2021 annual meeting:	Marc D. Fine, Jason M. Kelly, U. Butch Klem, Raymond W. Snowden, and Tyson J. Wagler
Terms expiring at the 2022 annual meeting:	Zachary W. Bawel, J. David Lett, Lee A. Mitchell, Christina M. Ryan, and Thomas W. Seger

        Ms. Ernst, however, is not eligible to stand for re-election at this year's annual meeting because she has attained the mandatory retirement age specified by our Company's Bylaws (which provide that a director may not be elected after reaching the age of 69 years). In light of the vacancy that will result from Ms. Ernst's retirement and in accordance with our Company's Bylaws, our Board has elected to reduce the number of directors from fifteen (15) to fourteen (14) effective as of the date of this year's annual meeting.

        Taking into consideration these changes, our Board, on the recommendation of the Governance/ Nominating Committee, has nominated Messrs. Ramsey, Root, Schroeder and Sheidler for re-election at this year's annual meeting. If re-elected, each of these four (4) nominees will serve on our Board until the 2023 annual meeting, or until his successor is duly elected and qualified in accordance with the Company's Bylaws. If any of these nominees should become unable to accept election, our Proxy Committee may vote for other person(s) selected by our Board. Our Board has no reason to believe that any of the nominees will be unable to accept election.

        We present below certain information concerning our Board's nominees for election at this year's annual meeting, followed by information concerning those Board members who are not standing for election this year and whose term of office will continue after the annual meeting. This information includes their present principal occupations, which have been the same for the last five years, unless otherwise noted. The biographies of each of the nominees and continuing directors below contain information regarding the experiences, qualifications, attributes or skills that caused the Governance/Nominating Committee and our Board to determine that the person should be re-elected (or should continue to serve even if not standing for re-election) as a director for the Company in 2020.

        Following the director biographies is information concerning our corporate governance and committee structures. We have noted in the biographies the committee memberships of those directors who serve on those standing committees about which information is provided elsewhere in this document, namely our Compensation/Human Resources, Audit, and Governance/Nominating Committees. Our directors also serve on other committees of our Board and the board of directors of the Company's banking subsidiary that are not required to be described by this proxy statement and which are therefore not identified in these listings.

        Elsewhere in this proxy statement you will find information concerning the amount of our common shares that are beneficially owned by each of our directors (see "OWNERSHIP OF OUR COMMON SHARES BY OUR DIRECTORS AND EXECUTIVE OFFICERS") and information regarding the compensation of our directors (see "DIRECTOR COMPENSATION"). We urge you to review all of this information when deciding how to vote on Proposal 1.

Our Board recommends that you vote FOR all four (4) of the nominees named below.

The following persons have been nominated for election to the Board:

Nominees for Election at this Annual Meeting (with Terms to Expire at the 2023 Annual Meeting)

Chris A. Ramsey

        Chris A. Ramsey, 63, has served as a director of the Company since his election to a newly-created board seat, effective January 1, 2011. Mr. Ramsey is president of Ramsey Enterprises, LLC (a real estate company based in Tell City, Indiana) and the owner of several businesses in the construction and real estate industry with over 39 years' experience in real estate. Mr. Ramsey has served on the boards of directors of the former Bank of Evansville, the former Tell City National Bank (Tell City, Indiana) and former First National Bank (Cannelton, Indiana). Mr. Ramsey therefore brings valuable bank director experience, as well as, real estate experience to our Board.

M. Darren Root

        M. Darren Root, 59, was appointed to the Board effective January 1, 2013. Mr. Root serves as the Chairman of the Audit Committee of our Board. Mr. Root is President and founding member of RootAdvisors LLC, a Bloomington, Indiana-based accounting firm, and CEO of Rootworks LLC, a membership-based consulting firm dedicated to educating small and mid-size accounting firms on technology, practice management, marketing, branding and more. Mr. Root holds CPA, CITP (Certified Information Technology Professional), and CGMA (Chartered Global Management Accountant) credentials. Mr. Root is the author of "The Intentional Accountant" and co-authored the books "The E-Myth Accountant" and "Youtility for Accountants." He is the former Executive Editor of CPA Practice Advisor. Our Board believes that Mr. Root's knowledge base in the areas of accounting, audit, finance, and technology enhances Board and Audit Committee decision-making, and that he brings a depth of knowledge of the Bloomington, Indiana market area to the Board.

Mark A. Schroeder

        Mark A. Schroeder, 66, has served as a director of the Company since 1991, as its Chief Executive Officer since 1999 and as its Chairman since 2009. Mr. Schroeder, who was licensed as a certified public accountant in Indiana in 1995, has over 40 years of day-to-day banking experience, including experience as the Company's chief lending officer and as the Company's chief financial officer and chief operating officer. Mr. Schroeder is active in Indiana and national industry organizations, including the boards of directors of leading state and national community banking industry associations, and since 2007 has served as Vice Chairman of the Board of Members of the Indiana Department of Financial Institutions, an official agency of the State of Indiana that oversees the banking and finance industry.

Our Board believes that Mr. Schroeder's banking industry knowledge and experience, and his insights as CEO, are invaluable.

Jack W. Sheidler

        Jack W. Sheidler, 63, was appointed to our Board effective October 15, 2019, as a result of the merger with Citizens First Corporation ("Citizens"). Mr. Sheidler, who was the Chairman of the Board of Citizens since 2009, has been an active real estate investor/developer for over 30 years. He is the CEO and principal of various real estate development and investment companies, based in Bowling Green, Kentucky. His companies primarily focus on multi-family, retail, and office acquisition or development throughout the Southeast. Our Board believes that Mr. Sheidler's knowledge of the markets in which Citizens has operated and his familiarity with Citizens' personnel and history make his service as a director valuable to the Company.

Continuing Directors of the Class with Terms Expiring at the 2021 Annual Meeting

Marc D. Fine

        Marc D. Fine, 60, has served as a director of the Company since his election in 2011. Mr. Fine was a director of the former Bank of Evansville, having been among its founding director group in 2001. Mr. Fine has practiced business law in Evansville, Indiana since 1984 and was a founding partner of the law firm of Rudolph, Fine, Porter & Johnson, LLP, in Evansville. Rudolph, Fine, Porter & Johnson, LLP merged in 2014 with Jackson Kelly PLLC. Mr. Fine is currently a member of the Executive Committee of Jackson Kelly PLLC. He is also active in many civic and community organizations and is a Commissioner of the Indiana Gaming Commission (since 2008), an official agency of the State of Indiana that oversees the state's gaming industry. Our Board believes that Mr. Fine's experience in business (including the banking business), state government, and law, in addition to his involvement in the Evansville business and civic communities, is of significant benefit to it.

Jason M. Kelly

        Jason M. Kelly, 45, was appointed to our Board effective January 1, 2019, after having been identified and recruited by the Governance/Nominating Committee of our Board. He presently serves on the Audit Committee of the Board. Mr. Kelly is the President and Chief Financial Officer for TrueScripts, a fast-growing and transparent Pharmacy Benefit Management (PBM) company based in Washington, Indiana with clients in 42 states. There he is responsible for all areas of Accounting, Finance, Compliance, and Human Resources. Immediately prior to joining TrueScripts, Mr. Kelly was the President and CEO of a large family owned multi-concept franchised restaurant company based in Jasper for 12 years. Additionally, his background has deep roots in real estate, banking, and finance having been the CFO of a mid-size commercial construction and development company in Central Indiana and regional CFO for one of the largest homebuilding companies in North America. Prior to joining the Board of Directors, Mr. Kelly had served on German American Bank's South Central regional advisory board for the counties of Dubois, Perry, and Spencer. Mr. Kelly's experience in real estate, operating successful and growing businesses within our markets and his solid base of banking experience and understanding of the Company's business model and culture bring value to our Board and the Company.

U. Butch Klem

        U. Butch Klem, 70, has served as a director of the Company since 2004, is Chairman of the Governance/Nominating Committee of our Board and is a member of its Compensation/Human Resources Committee. He has been our Board's "lead independent director" since 2009 and now serves as a "co-lead independent director," along with Mr. Seger. Mr. Klem is currently acting as an advisor to the new owners of the U. B. Klem Furniture Company, a furniture manufacturer based in Jasper, Indiana, that he founded in 1973. Prior to selling the company in 2018, Mr. Klem served as its President and CEO. With his track record as a successful entrepreneur and his deep understanding of sales, human resources, accounting and finance, Mr. Klem provides our Board with leadership and invaluable business insight.

Raymond W. Snowden

        Raymond W. Snowden, 70, was appointed to our Board effective February 1, 2014, to fill a newly-created Board seat. He is also serving as a member of our Board's Audit Committee. Mr. Snowden is the Board Chairperson of Jasper, Indiana-based Memorial Hospital and Health Care Center. He also was the Center's President and Chief Executive Officer from 1999 to April 2015, and has over 35 years of management experience in the health care industry. He is a past Board member of the Vincennes University-Jasper Foundation, Genesis Health Alliance, Indiana Hospital Association, Patoka Valley Healthcare Cooperative, Welborn Baptist Foundation in Evansville, and of Dubois Strong (formerly Dubois County Area Development Corporation). Mr. Snowden therefore brings health care industry knowledge to our Board, as well as insights into economic development initiatives in our heritage banking markets.

Tyson J. Wagler

        Tyson J. Wagler, 40, was appointed to our Board effective October 15, 2019. He currently serves on the Audit Committee of our Board. Mr. Wagler is a partner in Frette & Wagler LLC, a Washington, Indiana-based CPA firm, which offers a wide range of tax and accounting services for individuals and a variety of businesses. Mr. Wagler has over sixteen years of experience in the accounting profession. He serves on the board of the Daviess County Community Hospital and has prior banking experience having previously served on German American Bank's advisory board for its West Region, consisting of the Indiana counties of Daviess, Knox, Martin, Pike and Gibson, since 2013. Mr. Wagler's extensive experience providing tax and accounting services, as well as his service on our Bank's advisory board, enable him to be a significant contributor to our Board.

Continuing Directors of the Class with Terms Expiring at the 2022 Annual Meeting

Zachary W. Bawel

        Zachary W. Bawel, 55, was appointed to our Board effective July 1, 2018, after having been identified and recruited by the Governance/Nominating Committee of our Board. He is also a member and serves as a Co-Chairman of the Compensation/Human Resources Committee of our Board (along with Mr. Seger). Mr. Bawel is President & COO of Jasper Engines & Transmissions, a 100% Associate-Owned, 77 year-old Jasper, Indiana based company with over 3,200 employees nationwide. He has over 30 years of sales, distribution and management experience with the company, having served as President since 2011. Mr. Bawel currently also serves on the executive committee and on the board of directors of Jasper Engines, is a member of the advisory board of WireCrafters LLC, the nation's leading manufacturer of woven and welded wire partitions and other related material handling products, and is a board member of Brake Supply, based in Evansville, Indiana. He also has prior banking experience having previously served on the Company's advisory board for its South Central Region, consisting of the Indiana counties of Dubois, Perry and Spencer, since 2013. The Board believes that Mr. Bawel's strong business acumen, solid base of banking experience and understanding of the Company's business model and culture are valuable resources to our Board and the Company.

J. David Lett

        J. David Lett, 67, a director of the Company since 2000 and a member of its Governance/Nominating Committee, has practiced law for over 36 years with Lett & Jones, a law firm in Martin County, Indiana (part of the Company's southern Indiana market area) that provides legal services to a wide range of individual, governmental and organizational clientèle in Martin, Daviess and Dubois Counties. Mr. Lett's professional and civic relationships and stature within these communities position him well to offer valuable insight and perspective on a variety of matters relating to the Company's banking, insurance, investment, and trust services.

Lee A. Mitchell

        Lee A. Mitchell, 55, was appointed to our Board effective October 29, 2018, as a result of the merger with First Security, Inc. ("First Security"). Mr. Mitchell, who had served as a director of First Security since 1998, has owned and operated the L. Mitchell Farms since 1984. He is also President and Chief Executive Officer of Amino Health, Inc., a position he has held since January, 2018. Our Board believes that Mr. Mitchell's knowledge of the markets in which First Security has operated and his familiarity with First Security's personnel and history make his service as a director valuable to the Company.

Christina M. Ryan

        Christina M. Ryan, 61, was appointed to our Board effective October 15, 2019. Ms. Ryan is the Chief Executive Officer and Chief Nursing Officer at the Women's Hospital in Newburgh, Indiana, which is part of the Deaconess Health System. She was appointed to serve on the Board of Trustees for the University of Southern Indiana. She also serves on various health care industries boards throughout Indiana. She has prior banking experience as she currently serves on the Company's advisory board for its Southwest Region, consisting of the Indiana counties of Vanderburgh and Warrick since 2013. Ms. Ryan, therefore, brings health care industry knowledge to our Board, as well as insights into economic development initiatives in our growth banking markets.

Thomas W. Seger

        Thomas W. Seger, 62, has served as a director of the Company since his election to a newly-created board seat, effective August 16, 2011. He serves as a "co-lead independent director" (along with Mr. Klem) of our Board, is Co-Chairman of our Board's Compensation/Human Resources Committee (along with Mr. Bawel), and is a member of our Governance/Nominating Committee. Mr. Seger is President of Wabash Valley Produce, Inc., a large poultry producer, headquartered in Dubois, Indiana, an officer of Simple Transport, Inc., which is also located in Dubois, Indiana, and an owner of Farbest Foods. As a result of his almost 40 years of experience in poultry and agriculture, Mr. Seger brings to our Board unique perspectives based on his knowledge of the agricultural industry on a local, regional, and national level. In addition, Mr. Seger's many years of experience in human resource management with Wabash Valley enhance his effectiveness as Chairman of our Compensation/Human Resources Committee.

 CORPORATE GOVERNANCE

Board Leadership Structure

        Our Board is currently led by two co-lead independent directors and by a Chairman of the Board. The lead independent directors assist our Board in assuring effective corporate governance and each may serve as a chairperson of meetings of the independent directors that are held without the presence of any directors who may at that time be deemed not to be independent. The lead independent directors may also each chair meetings of our Board during any meetings or portions of meetings if the Chairman of the Board is absent. The Chairman of the Board chairs meetings of our Board (other than the separate sessions only of the Board's independent directors) and of our shareholders. Mr. Klem and Mr. Seger are our Board's co-lead independent directors and Mr. Schroeder (our Chief Executive Officer) is our Chairman of the Board.

        In anticipation of Mr. Klem's scheduled retirement from our Board effective as of the Company's 2021 annual meeting of shareholders (as a result of reaching the mandatory retirement age specified by our Bylaws), the Board determined it is in the best interests of the Company and its shareholders to move to a two director, "co-lead" model in an effort to transition the lead independent director role to Mr. Klem's successor. With Mr. Seger's vast business experience, as well as substantial experience on our Board, including strong and effective leadership as Chairman of our Board's Compensation/Human Resources Committee, the Board concluded that Mr. Seger was well-positioned for an expanded leadership role with our Board. As such, Mr. Seger was appointed as a co-lead independent (serving along with Mr. Klem) as a transition step in becoming the Board's sole, lead independent director upon Mr. Klem's retirement in 2021. Similar to the steps being taken to transition the lead independent director role to Mr. Seger, our Board initiated steps to transition Mr. Seger's role as Chairman of our Board's Compensation/Human Resources Committee to Mr. Bawel by appointing Messrs. Seger and Bawel as Co-Chairman of that Committee effective as of July 1, 2019. Having served as a member the Compensation/Human Resources Committee since his appointment to our Board, Mr. Bawel has demonstrated to the Board his ability to lead this important function.

        Our Board believes that this leadership structure is the most appropriate for our Company. Our Board believes that it benefits by the efficiencies achieved in having the role of CEO and Chairman combined in the same individual (Mr. Schroeder), and that the detailed knowledge of our day-to-day operations and business possessed by our Chairman of the Board as a result of his also acting as our CEO greatly enhances the decision-making processes of our Board as a whole. The independence of the Board as a whole is not compromised, however, as a result of the active involvement of Messrs. Klem and Seger as the designated co-lead independent directors, who are in a position to ensure that the powers and duties of the Chairman are being handled responsibly despite the dual role held by the Chairman as CEO. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly meet in independent sessions without Mr. Schroeder in attendance.

Director Independence

        In accordance with rules of The Nasdaq Stock Market, our Board affirmatively determines the independence of each Director and nominee for election as a Director. Our Board has determined that each of the Directors of the Company (identified above) is independent under the definitions and interpretations of Nasdaq because none of them have any relationship with the Company that, in the opinion of our Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, except that Mark A. Schroeder is not independent because he is the Chairman and Chief Executive Officer of the Company.

        Our Board has not established its own definitions (different from the definitions and interpretations of Nasdaq) for determining whether its members are independent, but rather reviews such independence determinations on the basis of the total mix of information available to our Board at the time of the making of each such determination. Included in this information are any relationships (such as the ordinary course loan transactions by the Company's bank subsidiary with members of our Board and their related persons, or the membership of directors in law firms that may provide legal services to the Company and its subsidiaries) that the Company has or may have with its directors that are disclosed in the Company's most recent proxy statement or that become known to our Board from time to time after the issuance of that proxy statement.

Subsidiary Board Memberships

        All members of our Board also serve on the board of directors of German American Bank, our wholly-owned bank subsidiary, and, if applicable, upon the same committees of the bank subsidiary board of directors as they serve on our Board. In addition:

  •
  several of our directors participate in selected meetings of the separate advisory boards of certain banking regions of our bank subsidiary, as follows: Mr. Bawel, South Central Region; Mr. Lett, West Region; Mr. Fine and Ms. Ryan, Southwest Region; Mr. Root, North Region; and Mr. Klem, floats between Regions; and

  •
  Directors Ernst, Lett, Schroeder, and Ramsey are members of the boards of directors of two of our other principal operating subsidiaries, German American Investment Services, Inc. and German American Insurance, Inc.

Risk Oversight

        All members of our Board oversee the management of our Company's affairs directly and through its committees. In doing so, our Board acts at all times with a view to the best interests of our Company and our shareholders. In fulfilling its mandate, our Board, among other matters, is responsible for reviewing the principal risks of our Company's business to ensure the appropriate systems are in place to manage these risks. The Audit Committee of our Board is charged with the responsibility to assist our Board in monitoring our principal financial risks and the processes employed to manage such risks. In discharging its mandate, the Audit Committee of our Board discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management practices. The Company's management also keeps our Board informed of cybersecurity developments by providing periodic reports on cybersecurity metrics and updates on preventive measures being taken to avoid attacks. As the Company reviews and updates it cybersecurity plans and policies, it will continue to take the steps necessary to ensure effective Board oversight of this area and will provide disclosures relating to such oversight that are consistent with the "Statement and Guidance on Public Company Cybersecurity Disclosures" released by the Securities and Exchange Commission (the "SEC").

Committees and Attendance

        Our Board held ten (10) meetings during 2019. All of the directors who acted as such at any time during 2019 attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served that were held during 2019.

        Our Board has standing committees that address issues relating to audit, executive compensation, corporate governance and director nominations:

  •
  The Audit Committee, presently consisting of Directors Ernst, Kelly, Root (Chairman), Snowden and Wagler, met five (5) times in 2019. The Audit Committee oversees the Company's accounting and financial reporting processes and the audits of the Company's consolidated financial statements and internal control over financial reporting.

  •
  The Compensation/Human Resources Committee, presently consisting of Directors Bawel (Co-Chairman), Ernst, Klem, and Seger (Co-Chairman), met five (5) times during 2019. The Compensation/Human Resources Committee reviews compensation for the executives and officers, other than our Executive Officers that are covered in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, and makes recommendations to our Board with respect to the compensation of such Executive Officers.

  •
  The Governance/Nominating Committee, presently consisting of Directors Klem (Chairman), Lett and Seger, met eight (8) times during 2019. The Governance/Nominating Committee assists our Board with respect to the composition, performance and functioning of our Board (including the recommendation of nominees for election or appointment to our Board) and the effectiveness of the Company's corporate structure and governance.

        Each of the members of the Audit Committee, Compensation/Human Resources Committee and the Governance/Nominating Committee is an independent director, as that term is defined by the listing standards of Nasdaq. In addition, each member of the Audit Committee and of the Compensation/Human Resources Committee satisfies the additional independence requirements specified by those listing standards for audit committee members and compensation committees, respectively.

Code of Business Conduct

        The Board has adopted a Code of Business Conduct, which constitutes a "code of ethics" as that term is defined by SEC rules adopted under the Sarbanes-Oxley Act of 2002. The Company has posted a copy of the Code of Business Conduct on its Internet website (www.germanamerican.com). The Company intends to satisfy its disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to, or waivers of, the Code of Business Conduct, by posting such information on its Internet website, except that waivers that must under Nasdaq rules be filed with the SEC on Form 8-K will be so filed.

Corporate Governance Guidelines

        The Board's Corporate Governance Guidelines are available for review by shareholders in the Corporate Profile—Governance Documents section of the Investor Relations portion of the Company's web site, www.germanamerican.com. These Guidelines address (among other matters):

  •
  the composition and structure of the board, including the independence of directors and board leadership, each of which are discussed above;

  •
  the criteria and procedures for assessing the effectiveness and suitability for service of directors and proposed directors;

  •
  the responsibilities and compensation of directors;

  •
  the identification, structure and composition of the committees of our Board;

  •
  the policy of our Board to hold executive sessions of the independent board members (without the presence of management or other directors deemed by our Board not to be independent) in connection with each regularly scheduled Board meeting, and at other times as necessary; and

  •
  procedures by which shareholders may communicate with our Board.

        In addition, the Corporate Governance Guidelines establish expectations for ownership of our common stock by our non-employee directors and our Chief Executive Officer. Under these guidelines, non-employee directors are expected to attain an investment position in shares of our common stock (measured by the same rules as are used for determining the number of shares beneficially owned in our annual meeting proxy statement) equal to a multiple of three times their current annual cash retainer and the Chief Executive Officer is expected to attain an investment position in our common shares equal to three times his or her base salary. Exceptions to these ownership guidelines may be approved by the lead independent Director(s) for good reason.

Director Nominations Process

        Our Board adopted a charter for the Governance/Nominating Committee in 2013 and reviewed and confirmed the charter's continued adequacy and effectiveness at its annual reorganization meeting in June 2019. The charter directs the Governance/Nominating Committee to evaluate candidates for nomination by our Board for election to our Board, and specifies that our Board will consider for nomination for election to our Board only those candidates who are recommended for nomination by the Governance/Nominating Committee. A current copy of the charter is available for review by shareholders in the Corporate Profile—Governance Documents section of the Investor Relations portion of the Company's web site, www.germanamerican.com.

        In evaluating candidates for membership on our Board, the Governance/Nominating Committee is required by the charter to consider favorably those candidates who, in the Governance/Nominating Committee's judgment, (a) possess demonstrated business and financial judgment, strategic thinking, general management experience or perspective, leadership, experience in industry with comparable complexities, general knowledge of financial services industry, and familiarity with local, state, regional and national issues affecting business; (b) have a background that serves our Board's interest in a membership comprised of individuals with varied occupational experience and perspective; (c) have sufficient time to devote to the Company's business; (d) possess the highest moral and ethical character and agree to uphold and assure compliance of the Company's Code of Business Conduct; (e) have a history of community involvement and civic-mindedness; (f) are not engaged (directly or indirectly) in any activity adverse to, and do not serve on the board of directors of (or have any material ownership interest in), any other company whose interests are adverse to, or in conflict with, the Company's interests; and (g) possess the ability to oversee, as a director, the business and affairs of the Company for the benefit of all constituencies of the Company.

        The charter further specifies that, in connection with each annual meeting of shareholders, the Governance/Nominating Committee will consider candidates (based on individual qualifications and the needs of our Board as determined from time to time by the Governance/Nominating Committee) that have been recommended by shareholders for nomination at the annual meeting, if the recommendations are submitted by letter addressed to the attention of the Chairman of the Governance/Nominating Committee in care of the Secretary of the Company, mailed by registered or certified mail (return receipt requested), and received by the Secretary at the Company's principal executive offices on or before December 1st of the year preceding the annual meeting for which the recommendation is made.

        In addition to considering candidates who are recommended by shareholders, the Governance/Nominating Committee will meet from time to time with members of our Board, including the Chief Executive Officer and other officers who may be members of our Board, and with other Executive Officers of the Company with a view to identifying persons who may be qualified to serve on our Board. The Governance/Nominating Committee may also, in its discretion as granted by the charter, engage a third-party search firm to assist in identifying and evaluating potential candidates. All candidates (regardless of whether identified through shareholder recommendations) shall be evaluated according to the same standards, except that (a) incumbent directors who are standing for re-election may receive preference on account of their prior experience with the business and affairs of the Company, and (b) candidates who may be considered for election to our Board pursuant to any understanding or agreement negotiated by the Company with any third party may receive preference in accordance with the special terms of such understanding or agreement.

        The charter provides that the Governance/Nominating Committee shall not recommend any candidate to our Board as a nominee for election as director unless such candidate (a) will be at least 25 years of age at the time of election (our Bylaws also provide that no person 69 years of age or older at time of election shall be elected to our Board, unless waived by our Board); (b) will not serve, at the time of election, as a director of more than two other companies that file reports with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (c) in the judgment of the members of the Governance/Nominating Committee, has the ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, (d) has not been involved in any legal proceedings of the type described by Item 401(f) of Regulation S-K of the SEC, which legal proceedings would be disclosable in the Company's next proxy statement, and (e) will satisfy the director qualification requirements established from time to time by the Company's Bylaws, unless the Governance/Nominating Committee has determined that it would be in the best interests of the Company for our Board to waive such Bylaws qualification requirements in respect of that particular candidate. In addition, the charter provides that the Governance/Nominating Committee shall consider candidates with a view to ensuring that at least two thirds of the members of our Board (assuming that all candidates recommended by the Governance/Nominating Committee are elected to our Board) will, as a result of prior service on our Board or otherwise, have business experience in the banking, insurance, or securities industries.

        While the Company hopes and intends that the application of the above criteria will result in a board of directors that is comprised of individuals from different walks of life and experiences and will in that sense be a diverse group, the Governance/Nominating Committee has not adopted a diversity policy and does not consider race, gender, national origin or other traditional classifications in considering qualifications or desirability of a candidate for service on our Board of the Company. The Company desires the Board to be adequately diverse in order to ensure consideration of a variety of different perspectives. As such, the Board has committed to discussing and assessing the topic of diversity when determining who will fill the Board's next vacancy.

        The Governance/Nominating Committee recommended to our Board that the four (4) nominees named in this proxy statement, each an incumbent director, be nominated for election at this year's annual meeting.

Communication with Directors and Director Attendance at Annual Meetings

        Our Board has adopted a procedure by which shareholders may send communications to our Board as part of the Corporate Governance Guidelines. These Guidelines are available for review by shareholders in the Corporate Profile—Governance Documents section of the Investor Relations portion of the Company's web site, www.germanamerican.com. Further, our Board had adopted a resolution that declares that it is the policy of this Board that all members of our Board, regardless of whether they are standing for re-election at any such meeting, are strongly encouraged to attend each annual meeting of the shareholders of the Company that occurs during their tenure on our Board. All of the members of our Board who were in office at such time attended the 2019 annual meeting of shareholders.

 OUR EXECUTIVE OFFICERS

        Our Executive Officers are:

Name	Principal Positions	Age
Mark A. Schroeder	Chairman and Chief Executive Officer of the Company and its bank subsidiary; Director of the Company and its principal subsidiaries.	66
Clay W. Ewing	President and Secretary of the Company and President of its bank subsidiary.	64
Bradley M. Rust	Executive Vice President and Chief Financial Officer of the Company and its bank subsidiary.	53
Randall L. Braun	Executive Vice President and Chief Development Officer of the Company and its bank subsidiary.	60
Keith A. Leinenbach	Executive Vice President and Chief Credit Officer of the Company and its bank subsidiary.	61
D. Neil Dauby	Executive Vice President and Chief Commercial Banking Officer of the Company and its bank subsidiary.	56

        Mr. Schroeder has been our Chief Executive Officer, and each of Messrs. Ewing, Rust, Braun and Leinenbach has held Executive Officer positions with management responsibilities in his current functional area of responsibility for the Company and its subsidiaries, for the last five years. Mr. Dauby was designated as an Executive Officer of the Company for certain securities law purposes at the annual reorganization meeting of our Board of Directors held in 2016. Mr. Dauby, who holds a certified public accountant designation, joined German American in 2001, following a 15-year career in public accounting. He previously served as president of one of German American's community banking subsidiaries.

 OWNERSHIP OF OUR COMMON SHARES BY OUR DIRECTORS AND EXECUTIVE OFFICERS

        The following table presents certain information as of March 12, 2020 regarding the beneficial ownership of our common shares by our directors and Executive Officers.

Name	Common Shares Beneficially Owned(1)		Percentage of Outstanding Shares
Zachary W. Bawel	6,789		*
Christina M. Ernst	52,699	(2)	*
Marc D. Fine	38,473		*
Jason M. Kelly	2,450		*
U. Butch Klem	334,214	(3)	1.25%
J. David Lett	85,222	(4)	*
Lee A. Mitchell	85,305	(5)	*
Chris A. Ramsey	303,646	(6)	1.14%
M. Darren Root	12,955		*
Christina M. Ryan	2,930		*
Mark A. Schroeder	158,604	(7)	*
Thomas W. Seger	568,407	(8)	2.01%
Jack W. Sheidler	51,276		*
Raymond W. Snowden	32,931	(9)	*
Tyson J. Wagler	2,587		*
Clay W. Ewing	90,888		*
Bradley M. Rust	46,277	(10)	*
Randall L. Braun	16,013		*
Keith A. Leinenbach	38,792		*
D. Neil Dauby	16,939		*
All directors and Executive Officers as a group (20 persons)	2,116,562	(11)(12)	7.81%

*
Represents less than one percent.

(1)
Unless otherwise indicated in a footnote, each person possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by him or her, and he or she is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with him or her or by partnerships or corporations with which he or she is associated.

(2)
Includes 3,842 shares held by Ms. Ernst's spouse.

(3)
Includes 3,750 shares held jointly by Mr. Klem and his spouse, and 147,681 shares owned by Mr. Klem's spouse.

(4)
Includes 1,328 shares held jointly by Mr. Lett and his spouse, and 3,139 shares owned by Mr. Lett's spouse.

(5)
Includes 4,151 shares held by Mr. Mitchell's spouse, 2,676 shares held in a custodial account for the benefit of his children and 29,932 shares held in an irrevocable trust of which Mr. Mitchell is the trustee and his children are the beneficiaries.

(6)
Includes 8,871 shares held jointly by Mr. Ramsey and his spouse, and 272,908 shares held by companies of which Mr. Ramsey is an officer.

(7)
Includes 40,713 shares held jointly by Mr. Schroeder and his spouse.

(8)
Includes 371,955 held jointly by Mr. Seger and his spouse, 67,203 shares held in a Foundation of which Mr. Seger is administrator, and 125,826 shares owned by companies of which Mr. Seger is an officer.

(9)
Includes 31,200 shares held jointly by Mr. Snowden and his spouse, and 322 shares held by Mr. Snowden's grandson.

(10)
Includes 16,465 shares held jointly by Mr. Rust and his spouse.

(11)
Includes 1,142,394 shares as to which voting and/or investment powers were shared by members of the group with others.

(12)
Also includes an aggregate of 169,165 shares that are held by the Company's trust subsidiary in fiduciary accounts for customers. Our directors (by Board action) and Executive Officers may be deemed to have the power to direct the trust subsidiary's voting decisions with respect to all of these fiduciary shares, and to direct the trust subsidiary's disposition decisions with respect to all of these fiduciary shares. Our directors and Executive Officers have no pecuniary interest in any of these trust subsidiary shares. Further, any exercise by them of any power to direct the voting or disposition of these shares by the trust company would be subject to the trust company's fiduciary duties under applicable law and the governing fiduciary instruments.

PRINCIPAL OWNERS OF COMMON SHARES

        Listed below are the only individuals and entities known by the Company to beneficially own more than 5% of the outstanding common shares of the Company as of March 12, 2020 (assuming that their holdings have not changed from such other date as may be shown below):

Name	Common Shares Beneficially Owned		Percentage of Outstanding Shares
BlackRock, Inc.(1)	1,813,358	(1)	6.8%	(2)

(1)
Based solely on BlackRock, Inc.'s statement on Schedule 13G (Amendment No. 10) of beneficial ownership as of December 31, 2019, which was filed on February 5, 2020, with the SEC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
The percentage is calculated on the basis of 26,671,368 common shares outstanding as of March 12, 2020.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Audit Fees.    The Company has paid, or expects to pay, audit fees (including cost reimbursements) to Crowe LLP ("Crowe") for services including the audit of the Company's consolidated financial statements for the calendar years ended 2019 and 2018, the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act for such years, the review of the interim consolidated financial statements included in quarterly reports during such years, the audit of HUD for 2019 and 2018, and the review of registration statements and providing related consents in the amount of $596,878 for 2019 and $421,000 for 2018.

        Audit-Related Fees.    The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe for audit-related services rendered during 2019 of $19,500 and during 2018 of $18,500. These services included audit-related consulting and the audit of the Captive Insurance Agency for 2019 and 2018.

        Tax Fees.    The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe for tax services rendered during 2019 of $106,505 and during 2018 of $92,770. These services included tax return preparation for the Company, the Captive Insurance Agency, an acquired entity, and the REIT, as well as assistance with tax reporting matters and consulting.

        Pre-Approval by Audit Committee of Principal Accountant Services.    The Audit Committee of our Board (or a member of the Audit Committee acting under authority delegated to him or her by the Audit Committee) approves in advance all services proposed to be performed for the Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for the Company or its subsidiaries. Under these SEC rules, the requirement for advance Audit Committee approval of services (other than audit, review or attest services) is waived if they were not recognized to be non-audit services at the time that the independent registered public accounting firm was engaged to provide those services, and certain other conditions are satisfied. None of the services of Crowe that were covered by the fees described above were performed without the prior approval of the Audit Committee (or the prior approval of a member of the Audit Committee acting under delegated authority) in reliance upon this waiver provision of the SEC rules.

 REPORT OF THE AUDIT COMMITTEE

        Our Board adopted an amended and restated charter for the Audit Committee in 2013 and reviewed and confirmed the charter's continued adequacy and effectiveness at its annual reorganization meeting in June 2019. The Audit Committee charter is available in the Corporate Profile—Governance Documents section of the Investor Relations portion of the Company's web site, www.germanamerican.com. The charter states that the purpose of the Audit Committee is to oversee the Company's accounting and financial reporting processes and the audits of the Company's consolidated financial statements and internal control over financial reporting. It is not, however, the Audit Committee's responsibility under the charter to prepare and certify the Company's financial statements, to guarantee the independent registered public accounting firm's report, or to guarantee other disclosures by the Company. Audit Committee members are not employees of the Company and are not performing the functions of auditors or accountants. The Board has designated each of Mr. Root and Mr. Wagler as an "Audit Committee Financial Expert."

Independence of Audit Committee Members

        The Audit Committee is currently comprised of five (5) members of our Board, whose names appear below this Report of Audit Committee. All of the members of the Audit Committee are independent, as that term is defined by Nasdaq listing requirements that are applicable to the members of the Company's Audit Committee.

Review with Management and Independent Accountants

        Management is responsible for the Company's internal controls and its accounting and financial reporting processes. The independent registered public accounting firm is responsible for performing audits of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and with Crowe, the independent registered public accounting firm for the Company, with respect to the Company's consolidated financial statements for the calendar year 2019. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2019 were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board's Auditing Standard No. 16 (Communication with Audit Committees).

        The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board (PCAOB) Rule 3520, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence. The Audit Committee also considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with maintaining that firm's independence.

        Based upon the discussions and reviews referred to above, the Audit Committee has recommended to our Board that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

M. Darren Root, Chairman Christina M. Ernst Jason M. Kelly Raymond W. Snowden Tyson J. Wagler

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Discussion and Analysis ("CD&A") explains our compensation program for the executive officers of the Company identified in the Executive Compensation section of this proxy statement (each, an "Executive Officer" and, collectively, the "Executive Officers"). The CD&A also describes the process followed by the Compensation/Human Resources Committee (the "Committee") for making pay decisions, as well as its rationale for specific compensation related decisions related to 2019.

Our Compensation Objectives

        Our Compensation/Human Resources Committee has the responsibility for establishing and reviewing our compensation philosophy objectives. The Committee also is charged with making recommendations to our Board regarding the compensation of the officers of the Company that are covered by Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, including the Executive Officers. In these roles, the Committee has sought to compensate our Executives Officers in a fair, reasonable, and competitive manner. In designing and implementing our compensation program for our Executive Officers, we primarily intend to:

  •
  attract and retain highly-skilled executives in a competitive environment;

  •
  provide financial incentives intended to align the Executive Officers' interests with those of our shareholders; and

  •
  pay relative to performance (the higher the performance, the greater the compensation reward).

        The Company's compensation philosophy seeks to reward "upside" via the short and long-term incentive plans when strong performance warrants such payouts.

How We Set Executive Compensation

        The Company does not have employment agreements with the Executive Officers. As a result, the Committee has flexibility in recommending to the Board the annual compensation of the Executive Officers. We believe that not having employee agreements provides us with more flexibility and adaptability when making annual compensation decisions. It is the Company's preference to not be bound by terms in an agreement for multiple years.

        The Company has a Compensation Philosophy that provides guidance to the Committee when making decisions surrounding the compensation of the Executive Officers. Our philosophy generally targets near the market median (peer 50th percentile) for Executive Officer base salaries. We also place a strong emphasis on incentive compensation programs that provide an alignment between pay and performance. The Company believes in rewarding the Executive Officers with significant incentive compensation awards if Company performance is high versus peer (above 75th percentile). This is a critical piece in the compensation plan design at the Company and is realized through the ability of the Executive Officers to annually earn both short-term and long-term incentive payouts when performance justifies such awards.

        The Company conducts triennial "say on pay" proposal advisory votes. At our annual meeting of shareholders held in 2017, and as required by the "say-on-pay" rules of the SEC, we sought the approval, on an advisory basis, of our shareholders, concerning our executive compensation program as described in the proxy statement for that meeting. A vast majority (approximately 98%) of our shareholders whose shares were present at the 2017 annual meeting and who voted (or affirmatively abstained from voting (excluding broker non-votes)) on the say-on-pay proposal voted to approve such compensation. Recognizing the shareholder support for current programs and policies, the

Compensation/Human Resources Committee did not implement any significant changes to our executive compensation programs as a result of the 2017 shareholder advisory vote. The Compensation/ Human Resources Committee intends to continue to monitor the results of our triennial "say-on-pay" proposal votes and to incorporate such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor will likely be assigned a quantitative weighting. As described in Proposal 4 of this proxy statement, the Company is conducting a triennial advisory vote at this 2020 annual meeting of shareholders.

        Since 2012, the Committee has engaged Blanchard Consulting Group ("BCG") (an independent third-party banking compensation consultant) to assist with executive compensation decisions. In 2019, BCG provided several reports to evaluate our executive and board compensation programs and assess the Company's pay compared to peers and industry best practices. The Committee intends to continue to work with BCG on compensation matters. For more detail on projects completed in 2019, see the "Independent Compensation Consultant" section.

Peer Group Selection and Analysis

        Since 2012, the Committee has worked with BCG to determine and utilize a peer group of publicly traded banks which is evaluated annually and updated as needed. In 2019, the Company reviewed and assessed whether the 2018 peer group needed modifications for 2019. It was determined that the 2018 peer group remained appropriate for 2019, with the exception of one bank which was acquired (MBT Financial Corp). The peer group was initially developed using banks with approximate assets between $1 billion and $5 billion and located in Indiana and surrounding states. In 2019, the peer group asset size parameters were expanded to $8 billion to account for the Company's asset size growth. The median asset size of our 2019 peer group for year-end 2018 was $3.9 billion, with the Company's assets also at $3.9 billion for the same time period (the same timeframe as the peer executive and board compensation reported and analyzed in BCG's 2019 projects as applicable). Currently, the Company's assets are approximately $4.4 billion.

        As noted, the peer companies for 2019 remained the same as the 2018 peer group (with the exception of MBT Financial Corp., which was acquired and subsequently replaced with Civista Bancshares, Inc.). Civista was chosen based on similar criteria as noted above (asset size and geographical location). Our current peer group includes the following 20 financial institutions:

Horizon Bancorp	S.Y. Bancorp, Inc.	Republic Bancorp, Inc.	Civista Bancshares, Inc.
Independent Bank Corporation	Park National Corporation	Peoples Bancorp Inc.	LCNB Corp.
First Financial Corporation	1st Source Corporation	Mercantile Bank Corporation	Farmers National Banc Corp.
Lakeland Financial Corporation	Community Trust Bancorp, Inc.	First Busey Corporation	MutualFirst Financial Inc.
First Mid-Illinois Bancshares, Inc.	Midland States	QCR Holdings, Inc.	Macatawa Bank Corp.

Independent Compensation Consultant

        During 2019, the Compensation/Human Resources Committee continued to utilize BCG as its independent third-party compensation consultant. BCG is a national firm with an exclusive focus on the banking and financial services industry. BCG does not provide any services to the Company besides compensation consulting services. BCG reports directly to the Compensation/Human Resources Committee. The scope of 2019 consulting projects included the following: a long-term incentive plan performance metric analysis, a total compensation review for the top six executive officers (the "Executive Officers"), a board of director compensation review, a salary compensation review for other employee positions, including a review of the Company's current salary structure, proxy writing assistance, and a pay versus performance executive compensation analysis report, which detailed the Company's link between Executive Officer pay and performance against that of the peer group. The Compensation/Human Resources Committee and executive management utilized BCG's 2019 reports to assist with executive and board compensation decisions during 2019, but did not solely rely on them.

The ultimate decisions made by the Committee and management were a balance between internal views and strategy along with the outside perspective of our independent consultant.

Executive Pay Versus Peer Performance Analysis

        The Compensation/Human Resources Committee engages BCG periodically (every two to three years) to conduct a detailed pay versus performance analysis in order to measure the Company's financial performance and evaluate its link to Executive Officer pay compared to that of the peer group executives. This analysis was conducted by BCG in 2019, and was used in the decision making process for determining executive pay and evaluating the executives' incentive pay design. The analysis evaluates 1 and 3-year performance, and 1 and 3-year executive compensation as compared to our current peer group executives. For each time period, the analysis reviewed alignment of the executive compensation of the Company's and peer named executive officers (using Summary Compensation Table pay) compared to financial performance. The analysis focuses on multiple performance criteria as the Company and its independent consultant feel it is important to review performance from a well-balanced perspective. The analysis evaluates six financial measures: return on average equity (ROAE), core earnings per share (EPS) growth, 1-year total shareholder return (TSR), return on average assets (ROAA), efficiency ratio, and non-performing assets to total assets ratio (NPA ratio).

        The 2019 pay-for-performance peer analysis conducted by BCG found that for 2018 year-end (which was the same timeframe as peer executive and board compensation reported and analyzed in BCG's 2019 projects as applicable), GABC's overall average of the six financial metrics described previously were above peer median. Evaluating GABC's three-year average (2016Y-2018Y) of the six performance metrics versus peer resulted in the Company's performance near the 75th percentile compared to peer.

        Based upon this review, the Compensation/Human Resources Committee concluded that the Company's overall performance was above the peer group median, and the Company used this report to evaluate the pay-for-performance alignment and to consider if changes or modifications were needed to the current compensation package for Executive Officers. Overall, the 2019 executive compensation assessment from BCG found that the Company pay levels were below market median on salaries, cash compensation, and direct compensation. However, the assessment also found that the Company's award opportunity levels under the short and long-term incentive plans remained competitive versus the peer group and industry practices.

        The Company continues to evaluate the alignment between compensation and performance for the Executive Officers. The pay-for-performance analysis as described above evaluates whether the Company has a compensation program design for Executive Officers that is working in accordance with the Company's compensation philosophy. Again, it is our goal to only provide incentive rewards when strong performance warrants such payments. It also allows us to easily compare our 2019 performance to historical performance.

Compensation Components

        The executive compensation program consists of three basic elements:

  •
  base salary;

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  short-term cash incentive awards for annual performance; and

  •
  long-term incentive awards granted under the German American Bancorp, Inc. 2019 Long-Term Equity Incentive Plan (the "2019 LTI Plan") for performance over a longer period (typically three years).

        The Company's short and long-term incentive plans are designed to create a pay for performance structure that links executive pay to long-term shareholder value and strong financial performance. The 2019 compensation studies conducted by BCG verified consistency in driving the Company's strategy and performance through prospective incentive plans that mitigate risk and appropriately balance profitability, strategic, and quality related metrics. The BCG study re-confirmed we have adequate and appropriate compensation tools available to attract, motivate and retain high-quality, skilled executives which provide a mix of short and long-term compensation opportunities. As stated previously, we desire to align pay with performance and require strong financial performance for our Executive Officers to receive payment under our short and long-term incentive plans. Our incentive plan designs were generally found to be consistent with industry best practices.

        In 2019, the incentive plan alignment with company goals was similar to the alignment of prior years. We evaluate our pay-for-performance alignment annually and we believe our incentive plans for 2019 continue to remain appropriately aligned with company goals and our pay-for-performance philosophy. However, there seems to be a slight misalignment between our pay and performance levels when compared to peer. Our pay levels seem to be below our stated philosophy as our performance is stronger versus peer (i.e. above median), but our pay levels are not aligned with this same positioning. We strive to ensure our executive compensation programs avoid complacency, which may require occasional modifications as we see necessary to best achieve our compensation philosophy goals.

        In addition, we offer a 401(k) retirement plan and certain Executive Officers are also eligible for nonqualified deferred compensation plans. Messrs. Rust and Leinenbach are also each party to a supplemental executive retirement agreement with the Company's bank subsidiary. See the "Retirement/Deferred Compensation Benefits" section below for additional information on these agreements.

Base Salary

        The Company attempts to provide the Executive Officers with a base salary that is market competitive with the salaries offered by other bank holding companies of comparable size in Indiana and the surrounding states. The Compensation Philosophy targets the median (50th percentile) of the competitive market for base salaries. The Committee determined the 2019 base salaries for the Executive Officers by reviewing market and peer comparisons provided by BCG's 2019 report, which provided peer group median salaries and salary survey data from the banking and financial industry. Overall, the report showed our Executive Officer salaries were below market median, when our philosophy is to target the median of market for base salary. This was the primary reason salary increases were slightly higher in 2019 versus our 2018 salary increases. We also relied on recommendations from the CEO for each of the other Executive Officers (except the CEO). Base salary decisions surrounding the CEO also incorporated such items as his tenure and the Company's financial performance. We also take into consideration experience of the individual, performance of the individual, and desired market positioning considering the incentive compensation program design at the Company. The Committee then recommended to the Board that the CEO and each Executive Officer's 2019 base salary be the value disclosed in the Summary Compensation Table (shown later in this document as well as in the table below), and the Board accepted this recommendation. The base salary increases for the Executive Officers for 2019 (as compared to their base salaries in 2018) were as follows:

Executive	2019 Base Salary	2018 Base Salary	% Increase
Mr. Schroeder	$430,000	$390,000	10.3%
Mr. Ewing	$305,000	$285,000	7.0%
Mr. Rust	$270,000	$250,000	8.0%
Mr. Braun	$235,000	$220,000	6.8%
Mr. Leinenbach	$242,000	$225,000	7.6%
Mr. Dauby	$235,000	$220,000	6.8%

Executive Management Incentive Plan

        For performance during 2019, the Company continued to maintain an Executive Management Incentive Plan (the "Plan") for certain key officers, including the Executive Officers. Under this Plan, the Company pays additional compensation in the form of annual cash incentive awards that are contingent upon the achievement of certain annual goals (described in this subsection), and long-term incentive awards that are contingent upon the achievement of certain long-term goals (described in the next subsection).

Short-Term Cash Incentive Awards

        The Plan provides each officer with a "balanced scorecard" for the short-term cash incentive award portion of the Plan. The "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by goals from the officer's individual area of responsibility and his or her expected level of contribution to the Company's achievement of its corporate goals. The alignment with company goals were similar to past years. The balanced scorecard approach is designed to encourage a consistent, long-term management approach to enhancing shareholder value. Cash incentive payments that are authorized to be paid to eligible officers under the Executive Management Incentive Plan are payable in quarterly installments during the year following the year in which the services were performed and are contingent only upon such Executive Officer's continued employment with the Company through the date of payment of each quarterly installment. The Plan also has a "clawback" provision which allows the Company to recoup awards under certain circumstances such as a material misstatement of financial performance.

        During the first quarter of 2019, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of Nasdaq's independence rules, and at the recommendation of the Committee) established target short-term cash incentive awards for the Executive Officers as percentages of their 2019 base salary (which ranged from 30% to 50% of base salary, depending upon the Executive Officer), with maximum awards (payable only if performance and other criteria were substantially exceeded on all the established goals) ranging from 60% to 100% of base salary (depending upon the Executive Officer). Credit is given proportionally for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level. Specifically, the opportunities (as a percentage of base salary) for the 2019 short-term cash incentive awards were as follows:

	Potential 2019 Short-Term Award as Percentage of 2019 Base Salary at the Following Performance Levels
Executive	Threshold	Target	Maximum
Mr. Schroeder	25.0%	50.0%	100.0%
Mr. Ewing	20.0%	40.0%	80.0%
Mr. Rust	17.5%	35.0%	70.0%
Mr. Braun	15.0%	30.0%	60.0%
Mr. Leinenbach	15.0%	30.0%	60.0%
Mr. Dauby	15.0%	30.0%	60.0%

        By way of example, the scorecard of Mark A. Schroeder, Chairman and Chief Executive Officer of the Company (the "CEO"), specified a target award of 50% of his base salary for 2019. As a result, if all targeted corporate and individual performance criteria were deemed to have been substantially exceeded by the requisite amount with respect to the CEO's scorecard during 2019, and the net income trigger was met (see paragraph below), the CEO could have earned a maximum cash incentive award for his performance during 2019 equal to 100% of his 2019 base salary.

        The Board requires that a minimum net income trigger be met before the Plan is "turned on." Net income was chosen as the trigger because it is the most appropriate measure of bank profitability, and a prevalent metric in which to measure financial stability. If this minimum net income trigger is not achieved for the calendar year performance period, then the entire plan is not funded and no payouts are made to any participants under the Plan. For 2019, the minimum net income trigger was set at $46,000,000. The Company's goal for the short-term incentive plan design is to allow for incentive pay "upside" when strong performance warrants such payouts (as stated in our compensation philosophy).

        Cash incentive award criteria for services during 2019 under the scorecards were based on the following weightings for the Executive Officers:

Short-term Cash Incentive Award Criteria	Percentage of Potential Award
Corporate Operating Results: Formula assessments of 2019 corporate performance, which assists in measuring the alignment of executive and shareholder interests.	80%
Judgmental/Individual Criteria: Formula and/or judgmental assessments of personal or area of responsibility performance during 2019.	20%

Total	100%

Short-term Cash Incentive Corporate Performance Scorecard Metrics

Corporate Operating Measures (80% weighting)

        For 2019, the corporate performance metrics listed below were used. When selecting the five performance measures, the Company's goals, strategic plan, and industry standards were taken into consideration. The Company strongly believes in a balanced scorecard approach, which takes into consideration increasing shareholder value, quality vs. cost ratios, loan growth, deposit growth, etc. We use a balance of profitability/growth related metrics along with quality measures to best measure overall financial performance. The five short-term corporate performance criteria for 2019 (summarized in the table below) have remained unchanged since 2015. The performance criteria are reviewed annually, and the Company believes they are still appropriate measures of short-term performance per our business strategy. Therefore, for 2019, they continued to be the most relevant performance measures for alignment with our strategic goals.

Corporate Operating Measures	Percentage Weighting
Income/revenue measures (applied to all Executive Officers):
Fully-diluted earnings per common share growth	25%
Efficiency ratio	10%
Consolidated balance sheet measures (applied to all Executive Officers):
Growth in core organic taxable loans	20%
Growth in core organic deposits and repurchase agreements	15%
Non-performing assets to total assets ratio	10%

Total	80%

Judgmental/Individual Measures (20% weighting)

        For 2019, judgmental/individual measures (20% weight for Executive Officers) were based on overall performance of the executive, including business unit or department performance. The criteria relating to business unit performance or departmental performance (if such performance was applicable to a particular Executive Officer's scorecard) were focused on performance of the business unit or department headed by each particular executive. Criteria are determined annually based on the strategic goals of the executive's respective business unit or department. Consistent with prior years, these criteria were assigned a weighting percentage based on the executive's position and authority. Final performance was based on the Board's assessment for the CEO, the CEO's assessment for Mr. Ewing's and Mr. Rust's performance, and the CEO's assessment, with input from the President (Mr. Ewing), for the performance of Mr. Leinenbach, Mr. Braun, and Mr. Dauby.

        Similar to prior years, the Committee established the annual target levels of achievement to be challenging yet reasonably attainable, with threshold awards set at expected levels of attainment, and maximum awards set at an extremely difficult level of attainment to achieve. This was assessed using a combination of budget, our historical performance, peer group performance, and the Company's best estimates for 2019 performance. When setting the target level for each corporate measure, however, the Company did not necessarily attempt to tie that level to the Company's expectations for 2019; therefore, some of the measures require the achievement of greater-than-expected corporate performance at the targeted level, and some will reward achievement of lesser-than-expected corporate performance at the targeted level. Overall, however, and on a balanced approach when weighing all of the formula and judgmental performance factors (income statement, balance sheet, and personal) in accordance with the scorecard weights, the Company believes that the target levels are appropriately challenging. The annual cash incentive metrics and Executive Officer opportunity levels for 2019 remained unchanged from 2018. In selecting the 2019 performance measures the Committee noted the following:

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  We defined core organic taxable loan growth to mean the growth in the average balance of our consolidated core organic taxable loans in December 2019 as compared to our average balances of our consolidated core organic loans in December 2018.

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  We defined core organic deposit and repurchase agreement growth to mean the growth in the average balance of our consolidated core organic deposits and repurchase agreements in December 2019 as compared to our average balances of our consolidated core organic deposits and repurchase agreements in December 2018.

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  We determined the non-performing assets to total assets ratio based on the average of the four quarter-end ratios during the year.

Short-Term Cash Incentive 2019 Actual Performance

        In the first quarter of 2020, the Board, upon the recommendation of the Committee, determined the short-term cash incentive award amounts payable in 2020 to the Executive Officers, including the CEO, for their services during 2019. The incentive amounts are included in the 2019 information in the Summary Compensation Table. The Committee's recommendations were based on the Committee's assessment of the degree to which the corporate and personal goals established by the 2019 scorecards of the Executive Officers were achieved. The Executive Officers received awards that were determined in accordance with the formulas relating to the short-term corporate performance criteria and judgment of job performance established by the respective 2019 scorecards. The 2019 actual short-term cash incentive payouts that were earned ranged from 34% to 58% of salary for the Executive Officers. These awards were based on the following performance levels:

Corporate Operating Measures	2019 Result
Net income "trigger"	Exceeded
Income/revenue measures:
Fully-diluted earnings per common share growth	Between target and maximum
Efficiency ratio	Between target and maximum
Consolidated balance sheet measures:
Growth in core organic taxable loans	Below threshold
Growth in core organic deposits and repurchase agreements	Below threshold
Non-performing assets to total assets ratio	Maximum

Discretionary Cash Awards

        Discretionary cash awards were made to the Executive Officers in 2019 to reward them for the successful completion of the Company's merger with Citizens First Corporation in July 2019 and their work in integrating the operations of First Security, Inc. (which was acquired in October 2018) and Citizens First into the Company's operations. The amounts of the discretionary awards were based upon the base salary of the Executive Officers, ranging from approximately 8% to 10% of the applicable base.

Long-Term Incentive Awards

        The 2019 LTI Plan provides for the potential award of incentive and non-qualified stock options and other equity-based awards, including restricted stock ("LTI Awards"). In recent years, restricted stock awards have been awarded as the equity portion under the LTI Plan. The use of Restricted Stock, or full-value equity grants, is very prevalent within the banking industry based on our independent compensation consulting studies and regulatory best practices. As such, we felt it was appropriate from a market competitive standpoint to again utilize this type of equity award in 2019.

        The LTI performance awards (for 2019 performance) paid out 67% in equity and 33% in cash. This was a slight change from previous years when the awards paid out 60% in equity and 40% in cash. The cash portion is intended to cover the taxes on the equity portion and the Committee felt a slight shift to a higher percentage in equity was appropriate for 2019. The purpose of granting LTI Awards is to provide long-term incentive compensation to complement the short-term focus of annual cash incentive awards. The Company believes the LTI plan encourages prudent long-term business planning decisions and serves as a valuable retention tool to motivate and reward Executive Officers' long-term behavior. The Company continues to utilize a Management Long-Term Incentive Plan Balanced Scorecard approach for the Executive Officers.

        Scorecard threshold, target, and maximum award opportunity amounts for LTI Awards are established upon recommendation of the Committee based upon the Executive Officer's level of responsibility. The awards are earned in proportion to the extent to which the Company has achieved certain corporate financial performance metrics versus peer on a three-year average period ending in the year for which the scorecard is established. The Committee maintains a "clawback" provision in the Plan, where all LTI Awards earned are subject to "clawback" under certain circumstances, such as a material misstatement of financial performance. Also, as an additional executive retention tool and in support of the "clawback" provision, the LTI Award grants are subject to a three-year vesting schedule. The cash portion of the 2019 LTI award vests 100% in the first year, 50% of the equity portion of the LTI award vests in year two, and the remaining 50% of the equity award vests in year three.

        During the first quarter of 2019, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of the rules of the Nasdaq Stock Market, Inc., and at the recommendation of the Committee) established target long-term incentive awards for Executive Officers as percentages of their 2019 base salary (which ranged from 30% to 50% of base salary, depending upon the Executive Officer), with maximum awards (payable only if the stated corporate criteria were substantially exceeded) of as much as two times the target awards. Similar to the short-term cash incentive program, credit is given proportionally for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level. Specifically, the opportunities (as a percentage of base salary) for the 2019 long-term equity incentive awards were as follows:

	Potential 2019 Long-Term Incentive Award as Percentage of 2019 Base Salary at the Following Performance Levels
Executive	Threshold	Target	Maximum
Mr. Schroeder	25.0%	50.0%	100.0%
Mr. Ewing	20.0%	40.0%	80.0%
Mr. Rust	17.5%	35.0%	70.0%
Mr. Braun	15.0%	30.0%	60.0%
Mr. Leinenbach	15.0%	30.0%	60.0%
Mr. Dauby	15.0%	30.0%	60.0%

        By way of example, the scorecard of the CEO specified a target award of 50% of his base salary for 2019. If the corporate performance criteria ranked exceptionally high versus peer (as a three-year average) with respect to the CEO's scorecard during 2019, and the net income trigger was met, the CEO could have earned an LTI Award for his services during 2019 equal to 100% of his 2019 base salary. Our goal is to provide competitive levels of long-term/equity awards when performance warrants it, as detailed by our compensation philosophy.

        LTI awards for services during the three-year period of 2017-2019 under the scorecards were based on the long-term corporate performance criteria set forth in the table below. The performance criteria are reviewed annually. In 2019, the Company included an additional metric of return on assets in the LTI Plan. The additional metric was included in part after an analysis was conducted in 2019 of our peer group's long-term incentive plan metrics by BCG, which showed return on assets as the most commonly used metric among our peers disclosing their long-term incentive plan metrics. Additionally, we feel return on assets adds a more complete picture of our overall financial performance. The Company believes that return on equity and EPS continue to be appropriate measures to evaluate long-term performance against our business strategy and remain relevant measures for alignment with our strategic goals. Each metric is measured as an average of annual performance over the three-year period ending December 31, 2019 and benchmarked against our custom peer group as described previously (the "Long-Term Corporate Performance Criteria"):

Long-term Incentive Award Criteria	Percentage of Potential Award
Return on equity	33 1/3%
Return on assets	33 1/3%
Fully-diluted earnings per common share growth	33 1/3%

Total	100%

        Similar to the short-term cash incentive awards, the Committee establishes target LTI criteria to be very challenging, but reasonably attainable, with threshold awards set at expected levels of attainment, and maximum awards set at an extremely difficult level of attainment. The LTI metrics and Executive Officer award opportunity levels are similar to those used in prior years. In measuring performance for each of the above metrics, the Committee notes the following:

  •
  Return on Equity Measurement:  We measured the extent to which the Company achieved the return on equity metric for the three-year period of 2017-2019 by determining an annual percentile ranking of the Company's return on equity in comparison to our publicly-held peer group of banks for each of the three years. We then averaged the Company's annual percentile ranking for each year to determine a three-year average result.

  •
  Return on Assets Measurement:  We measured the extent to which the Company achieved the return on assets metric for the three-year period of 2017-2019 by determining an annual percentile ranking of the Company's return on assets in comparison to our publicly-held peer group of banks for each of the three years. We then averaged the Company's annual percentile ranking for each year to determine a three-year average result.

  •
  Fully-diluted Earnings per Common Share Growth Measurement:  We measured the extent to which the Company achieved the fully-diluted earnings per common share growth, or EPS growth rate, metric by determining an annual percentile ranking of the Company's EPS growth rate in comparison to our publicly-held peer group of banks for each of the three years. We then averaged the Company's annual percentile ranking for each year to determine a three-year average result.

        In addition, the LTI Awards are further subject to a minimum net income trigger that is the same as the short-term cash incentive award trigger. If the minimum net income trigger of $46,000,000 was not achieved for 2019, then no LTI awards would have been granted under the Plan.

        For purposes of the above, our peer group for 2019 is the group of publicly traded banks shown previously. For 2018 and 2017, the peer group used was the group of publicly traded banks disclosed in the applicable year's proxy disclosure.

        For more information on our LTI plan metrics, see the Company's Current Report on Form 8-K filed with the SEC on May 3, 2019.

        During the first quarter of 2020, the Board determined that the corporate goals established by the scorecards for the LTI Awards resulted in the following for 2017-2019 performance:

Long-term Incentive Measures	2017 - 2019 Result
Net income "trigger"	Exceeded
Return on equity	Between threshold and target
Return on assets	Target
Fully-diluted earnings per common share growth	Below threshold
Overall long-term incentive performance	Between threshold and target

        As a result, the Board approved the grant of a combination of Restricted Stock Awards and long-term cash payments to the Executive Officers at 65% of their respective target levels in satisfaction of their 2019 earned LTI Awards. The LTI Awards that were earned in 2019, based on the three-year average percentile rankings values, ranged from 20% to 33% of salary for the Executive Officers. Each Restricted Stock Award consisted of:

  •
  newly-issued common stock of the Company (subject to certain restrictions and forfeiture conditions) having an aggregate fair market value of approximately two-thirds (2/3) of each Executive Officer's total LTI Award earned in 2019 (rounded to the nearest even number of shares); and

  •
  rights to receive cash payments in a dollar amount approximately equal to one-third (1/3) of the dollar value of the previous mentioned LTI Award (which cash rights are subject to similar forfeiture conditions).

        Holders of the common stock issued as part of the Restricted Stock Award (which were issued effective March 15, 2020, by dividing the dollar value of that portion of the award by the fair market value of the Company stock as of the close of trading on March 13, 2020, rounded to the nearest even number of shares) are entitled to dividends on such shares unless and until the shares are forfeited in accordance with the terms of the Restricted Stock Awards. Restricted Stock awards are rounded to the nearest even number of shares to avoid the issuance of fractional shares.

Vesting and Retention Provisions Applicable to LTI Awards

        The LTI Awards earned in 2019 (consisting of the Restricted Stock Awards and the related right to receive the cash payments) will vest and be paid, assuming the continued service of each of the holders through such vesting date, as follows: 1/3 on December 5, 2020 (100% of cash award), 1/3 on December 5, 2021 (50% of the Restricted Stock Award), and 1/3 on December 5, 2022 (50% of the Restricted Stock Award). Vesting of such LTI Awards will be accelerated in the event of the holder's death or disability while in the service of the Company or upon such other event as determined by the Committee in its sole discretion. Vesting will also be accelerated upon certain extraordinary events (such as a change in control). Unvested shares issued as Restricted Stock Awards must be retained by the Executive Officer subject to the "clawback" and forfeiture provisions applicable to such shares, and therefore may not be sold, pledged or otherwise transferred or hedged during the vesting periods. At least 95 percent of the shares underlying awards granted under the 2019 LTI Plan will be required to have a one-year minimum vesting period, subject to the Compensation/Human Resources Committee's authority under the 2019 LTI Plan to vest awards earlier, as the Committee deems appropriate.

Clawback Policy

        As a matter of policy, we have implemented "clawback" provisions for incentive awards that are provided to Executive Officers and based on Company financial metrics. These "clawback" provisions allow the Company to recoup awards that have been previously paid/awarded under certain circumstances such as a material misstatement of financial performance. The clawback right has also been extended to instances where the Executive Officers have engaged in intentional misconduct in the performance of their duties to the Company or otherwise violated the Company's Code of Business Conduct in any material respect. As previously disclosed, awards under our incentive plans (both cash and equity) in recent years and in 2019 are subject to these "clawback" provisions. We feel this "clawback" policy is appropriate and assists with risk mitigation throughout the Company.

Repricing and Underwater Grant Buyback Prohibitions

        Our 2019 LTI Plan does not allow repricing or cash buybacks of stock options or stock appreciation rights ("SAR"), without shareholder approval. Specifically, without shareholder approval, no stock option or SAR award may be (i) amended to decrease the exercise price, (ii) cancelled in exchange for a replacement option or SAR with a lower exercise price, or (iii) purchased or cancelled in exchange for cash, other property or grant of a restricted stock award at a time when the per share exercise price of the option or SAR award is greater than the fair market value of a share of our common stock.

Insider Trading Policy and Anti-Hedging Provision

        We maintain a policy for securities transactions applicable to all officers, directors and employees of the Company which prohibits engaging in short sales, transactions in puts, calls or other derivative instruments, hedging transactions and other short-term or speculative transactions with respect to our stock at any time. As part of this prohibition on short-term transactions, any Common Shares purchased by a person subject to our insider trading policy must be held by the purchaser for a minimum of six months. In addition, our insider trading policy prohibits our Executive Officers and directors from trading during quarterly and special blackout periods.

Executive Stock Ownership/Holding Requirements

        The Chief Executive Officer is expected to attain/maintain an investment position in our common shares equal to three times his or her base salary. Currently, we encourage, but do not require our other Executive Officers to attain/maintain a certain level of investment position. Currently, our CEO has met this requirement. Even if the Executive Officers have met these stock ownership expectations or recommendations, the Company requires that any common shares received by such Executive Officers in connection with any equity awards are subject to an additional one year holding period before any sale or transfer of the shares may take place, other than with respect to any shares withheld by the Company to satisfy a participant's withholding tax obligation in connection with an award.

        Additionally, we require ownership of our common stock by our non-employee directors, as described previously.

Other 2019 LTI Plan Governance Features

        The Company desires to promote best practices by reinforcing the alignment between equity compensation arrangements with the interests of our shareholders. To this end, important governance features were incorporated into the 2019 LTI Plan, including, but not limited to the items below:

  •
  No liberal share recycling is allowed.  Shares of common stock are not allowed to be added back to the plan reserve for future grants under certain circumstances, as described in the 2019 LTI Plan.

  •
  No tax gross-ups.

  •
  Material amendments require shareholder approval.

  •
  No evergreen provision.  The 2019 LTI Plan does not contain an "evergreen" feature that automatically replenishes the shares available for future grants.

  •
  No automatic grants or reload grants.  The 2019 LTI Plan does not provide for "reload" or other automatic grants to any participant.

Retirement/Deferred Compensation Benefits

        German American Bancorp 401(k) Savings Plan.    The 401(k) Plan is a tax-qualified defined contribution plan that enables eligible employees to defer income taxation on up to 60% of their compensation (not to exceed $19,000 for 2019 or $25,000 for employees age 50 or older). We currently provide fully vested matching contributions equal to 100% of each employee's pre-tax contributions up to the first 3% of compensation plus 50% of the employee's pre-tax contributions up to the next 2% of compensation. Participants in the plan direct the investment of their account balances and are eligible for loans, certain in-service withdrawals, and distributions upon termination of employment. All six Executive Officers participate in the 401(k) Plan.

        German American Bancorp Nonqualified Savings Plan.    Under the German American Bancorp Nonqualified Savings Plan, established in 2004 (the "Nonqualified Savings Plan"), highly compensated or management employees of the Company and its subsidiaries who are specifically designated from time to time by the Committee as eligible to participate in the Plan may, through payroll deduction, make employee deferral contributions between 1% and 60% of their regular earnings. Participants in the plan direct the investment of their account balances. The Plan was amended in 2008 to bring it into technical compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended.

        We make matching contributions under the Nonqualified Savings Plan according to following formula:

  •
  100% of the first 3% of the participant's eligible compensation contributed to the Nonqualified Savings Plan and the German American Bancorp 401(k) Savings Plan ("401(k) Plan") as "Deferral Contributions" (as defined under the respective plans) for the plan year, plus

  •
  50% of the next 2% of the participant's eligible compensation contributed to the Nonqualified Savings Plan and the 401(k) Plan as "Deferral Contributions" (as defined under the respective plans) for the plan year.

        In no event, however, may the aggregate employer matching contributions on behalf of any participant in any plan year, considering both the matching contribution under the Nonqualified Savings Plan and any employer matching contribution under the 401(k) Plan, exceed 4% of such participant's eligible compensation.

        As elected by the participant, each participant (or his or her beneficiary) will receive a lump sum distribution or series of installment distributions from the Nonqualified Savings Plan, beginning upon termination of employment, retirement or early retirement. The Nonqualified Savings Plan contains certain provisions that may accelerate the timing of distributions in the event of death, disability or certain changes in control of the Company. During 2019, Messrs. Schroeder, Ewing, Rust, Braun, Leinenbach and Dauby each had an account under the Nonqualified Savings Plan.

        Supplemental Executive Retirement Agreements.    Mr. Rust is party to an Executive Supplemental Retirement Income Agreement with the Company's bank subsidiary that provides for a supplemental retirement benefit in the fixed amount of $26,340 per year for fifteen years and an additional death benefit of $10,000. Mr. Rust is 100% vested in the benefit and amounts become payable upon his death, disability, termination of employment, or retirement. The arrangement constitutes a non-qualified deferred compensation plan. The benefit is forfeited in the event he is terminated for

"Cause" as described in the agreement. Except in cases of death or disability, the benefit will commence on the first day of the month following his 65th birthday. If he terminates employment prior to age 65 but after age 60, he may elect to commence benefits prior to age 65 but a reduction will be applied equal to 6% per year for each year in which benefits are commenced prior to age 65. Death benefits, including a $10,000 burial benefit, are payable to Mr. Rust's beneficiary under the plan. This plan was amended in December 2008 to bring the arrangement into technical compliance with requirements of section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

        As part of the Company's succession planning for Executive Officers, in August 2017, the Company's bank subsidiary entered into a Supplemental Executive Retirement Agreement with Mr. Leinenbach. The agreement provides that, so long as Mr. Leinenbach remains employed by the bank subsidiary through December 31, 2023 (the "Retention Date"), which date represents the last day of the month in which his 65th birthday occurs, he will receive a supplemental retirement benefit in the amount of $500,000, plus interest. The retirement benefit would be paid in monthly installments, over a ten-year period that would commence on January 1, 2025. The arrangement constitutes a non-qualified deferred compensation plan. If Mr. Leinenbach leaves employment voluntarily or is terminated by the bank subsidiary for "Just Cause" (as described in the agreement) prior to the Retention Date, he will not receive any payments under the agreement. If Mr. Leinenbach dies or becomes disabled prior to the Retention Date, he or his beneficiaries will receive a proportionate amount of the payments based on his months of service prior to his death or disability. It is intended that any amounts payable under this agreement shall either be exempt from, or comply with, Section 409A of the Code so as not to subject Mr. Leinenbach to the payment of any interest, penalties or additional tax imposed under Section 409A.

        German American Deferred Director Compensation Plan.    The Deferred Director Compensation Plan allowed members of the Board of Directors of the Company's bank subsidiary to elect to defer the receipt and taxation on a portion of their director fees while serving on that board of directors. The Plan was frozen as of December 31, 1996, and no additional fees have been deferred into the Plan since then. Of the Executive Officers, only Mr. Schroeder is a participant in this frozen Deferred Director Compensation Plan.

Other Compensation

        Detailed information regarding other compensation is provided in note 6 to the Summary Compensation Table later in this document. In general, we believe that perquisites should not constitute a significant portion of any Executive Officer's compensation. However, certain perquisites provided to Executive Officers also provide a benefit to us. For example, we reimburse certain club dues to encourage our Executive Officers to have a presence in the community to promote the business of the Company. Additionally, a 5% "retirement allowance" contribution is provided to the Executive Officer and is intended to help defray the cost of saving for retirement following the 2004 elimination of a Company-funded retirement contribution to the Profit-Sharing Plan. For more detail on other compensation amounts, please refer to the "All Other Compensation" table later in this disclosure.

CEO Pay Ratio

        As a result of rules adopted under the Dodd-Frank Act, the SEC requires us to disclose the CEO to median employee pay ratio. Specifically, the CEO pay ratio is determined by calculating: (i) the median of the annual total compensation of all employees other than the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of these amounts. The purpose of the disclosure is to provide a measure of the equitability of pay within the organization. The Company believes, through its compensation philosophy, that our CEO pay ratio yields an equitable result.

        Because our employee population has changed as a result of our acquisition of (i) Citizens First Corporation in July 2019, (ii) First Security, Inc. in October 2018, and (iii) five branch locations of First Financial Bancorp in May 2018, we have identified a new median employee for purposes of calculating our CEO Pay Ratio for 2019. In determining the median employee for 2019, a listing was prepared of all employees. We started with gross earnings for all individuals within our three companies: German American Bank, German American Investment Services, Inc. and German American Insurance, Inc. We omitted employees terminated during 2019. For employees hired during the year, we annualized their salaries based on their month of hire. With our CEO omitted from the list, there were 889 employees remaining. We then selected the 444th person on the list as our most comparative median employee in the organization.

        Our CEO, Mr. Schroeder, had 2019 annual total compensation of $1,024,207as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee's annual total compensation for 2019 was $40,875. As a result, we calculated that Mr. Schroeder's 2019 annual total compensation was approximately 25 times that of our median employee.

 Compensation Committee Interlocks and Insider Participation

        No member of the Compensation/Human Resources Committee was an officer or employee of the Company or any of its subsidiaries during 2019, nor has any member of the Committee ever been an officer or employee of the Company or any of its subsidiaries. No current member of the Committee or Executive Officer of the Company had a relationship during 2019 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

Compensation Committee Report

        The Compensation/Human Resources Committee has reviewed and discussed with management the above "Compensation Discussion and Analysis," and, based on such review and discussion, the Committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this proxy statement, from which it will be incorporated by reference into the Company's Annual Report on Form 10-K.

Zachary W. Bawel, Co-Chairman Thomas W. Seger, Co-Chairman Christina M. Ernst U. Butch Klem

Risk Assessment

        We believe that our compensatory plans or programs provide appropriate incentives for all of our employees, including but not limited to our employees engaged in marketing and selling particular types of banking, insurance, securities or other financial products or services, and our Executive Officers. We also believe that those plans and programs, considered individually and as a whole, neither encourage excessive or unnecessary risk that would adversely affect the long-term value or performance of our Company nor encourage employees to manipulate earnings in order to enhance the benefits payable under such plans or programs.

        We believe that our annually-reconstituted Management Incentive Plan, including that of our Executive Officers (described above under the heading "Compensation Discussion and Analysis," and considering both the short-term and long-term award structures created by that Plan), is well designed to align our strategic objectives with short-term and long-term shareholder value and to not encourage risky employee behavior, because:

  •
  the corporate performance metrics (as specified by the balanced scorecards) take into consideration:

  •
  balance sheet, income statement and equity factors, and

  •
  threshold goals under such scorecards were (are) reasonably achievable with good performance, and therefore were sufficiently challenging but not overly difficult, and

  •
  specified performance metrics did (do) not include steep cliffs for not achieving nor exponential upside to achieving them (we pro-rate awards between various performance levels);

  •
  based on peer group comparisons, the incentives payable to our Executive Officers under their balanced scorecards were (are) capped at reasonable levels and the maximum awards represent an appropriate portion of total pay;

  •
  our inclusion of an award based on a three-year performance period discourages activities that do not benefit us over a long term; and

  •
  denomination of long-term awards in payments of restricted Company stock (coupled with a proportionate cash entitlement) and additional vesting terms gives further incentive to our executives to focus on sustained value creation.

        Similarly, we believe that the compensation programs available to our employees generally, and in our investments and insurance areas in particular (such as permitted payments for referrals, account opening incentives, and insurance, mortgage loan, and brokerage commissions and other payments based on products and services sold or provided or business developed or produced) are appropriately aligned with our Company's strategy and objectives for long-term value creation for shareholders, and properly reward various performance outcomes.

Executive Compensation

        The following tabular and other information describes the compensation of our Chief Executive Officer, our Chief Financial Officer, and our four other Executive Officers employed at the end of 2019 (such six officers being referred to herein, individually, as an "Executive Officer" and, collectively, as the "Executive Officers"), for their services to the Company and its subsidiaries during 2019 and certain prior years. The Company's "Named Executive Officers" (or "NEOs") for the 2019 fiscal year, as defined in Item 402(a)(3) of SEC Regulation S-K, were Messrs. Schroeder, Ewing, Rust, Braun, and Leinenbach.

Summary

        The following table provides a summary of compensation for 2017 through 2019 with respect to our Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark A. Schroeder,	2019	430,000	35,000	119,083	—	293,553	18,314	128,257	1,024,207
Chairman and Chief	2018	390,000	—	165,263	—	275,222	46,160	126,010	922,226
Executive Officer	2017	375,000	—		—	334,209	52,711	134,156	1,061,338
Clay W. Ewing,	2019	305,000	30,000	53,393	—	166,207	—	61,721	616,321
President and Secretary	2018	285,000	—	38,367	—	160,107	—	59,145	542,619
	2017	275,000	—	88,103	—	195,808	—	61,123	620,033
Bradley M. Rust,	2019	270,000	25,000	41,392	—	128,709	11,761	58,608	535,470
Executive Vice President	2018	250,000	—	29,232	—	123,106	11,162	55,620	469,120
and Chief Financial Officer	2017	240,000	—	67,373	—	149,432	10,725	47,931	515,460
Randall L. Braun,	2019	235,000	20,000	30,884	—	96,017	—	52,016	433,917
Executive Vice President	2018	220,000	—	21,924	—	92,982	—	46,148	381,054
and Chief Development	2017	210,000	—	50,789	—	109,925	—	47,341	418,054
Officer
Keith A. Leinenbach,	2019	242,000	20,000	31,791	—	98,889	—	41,613	434,293
Executive Vice President	2018	225,000	—	22,838	—	94,681	—	39,526	382,045
and Chief Credit Officer	2017	215,000	—	51,825	—	114,650	—	40,361	421,836
D. Neil Dauby,	2019	235,000	20,000	30,884	—	96,017	—	39,987	421,888
Executive Vice President	2018	220,000	—	21,924	—	92,982	—	37,742	372,648
and Chief Commercial	2017	210,000	—	50,789	—	109,925	—	36,844	407,557
Banking Officer

(1)
Consists of a discretionary bonus awarded to Company executives for their work in connection with completing the Company's merger with Citizens First Corporation in July 2019 and their work in integrating the operations of First Security, Inc. (which was acquired in October 2018) and Citizens First into the Company's operations.

(2)
Amounts reported in this column represent (i) the restricted stock portion of the LTI Awards that were granted in 2020, 2019 and 2018, as applicable, based on performance criteria established for the three-year periods ending December 31, 2019, December 31, 2018, and December 31, 2017, respectively, and (ii) with respect to Mr. Schroeder, additional restricted stock awards in the amounts of $24,991, $19,975 and $14,970, respectively, that were granted to each of the Board members in December of each of the years 2019, 2018, and 2017, respectively (such awards, which vested or will vest in December of the following year, are also disclosed in the Director Compensation table, as shown later in this document). The restricted stock awards granted as part of the LTI Awards in this column vest as follows: (a) for the grant related to 2017, such shares became vested or will become vested as follows: 1/3 on December 5, 2018, 1/3 on December 5, 2019 and 1/3 on December 5, 2020, (b) for the grant related to 2018, such shares became vested or will become vested as follows: 1/3 on December 5, 2019, 1/3 on December 5, 2020 and 1/3 on December 5, 2021, and (c) for the grant related to 2019, such shares will become vested as follows: 50% on December 5, 2021 and 50% on December 5, 2022. In accordance with our interpretation of SEC guidance on this subject, we report these awards for purposes of our Summary Compensation Table as being awarded in the final year of the related three-year performance period, even though we accrue the related expense in different time periods for financial reporting purposes. The amounts are reported with respect to the year in which they were ultimately earned. For a discussion of the assumptions used in the calculation of the stock awards reported in this column, please see Note 8 of the Notes to Consolidated Financial Statements in the Company's 2019 annual report on Form 10-K. The cash portion of the LTI Award amounts has been reported as part of "Non-Equity Incentive Plan Compensation" (column (g)).

(3)
No stock options were granted to the Executive Officers in any of the years presented.

(4)
The amounts in this column represent short-term cash incentive awards that were earned based on performance during 2017, 2018, and 2019, respectively and as applicable, under the Company's Management Incentive Plan plus the cash portion of the LTI Awards that were based on performance for the three-year periods ending December 31 of 2017, 2018, and 2019, respectively. The "Compensation Discussion and Analysis" section on "Short-Term Cash Incentive Awards" provides additional details. These short-term cash incentive awards are generally paid (subject to the executive's continued employment) to the executive in quarterly installments during the year following the year in which they were earned (for instance, 2019 amounts will be paid in 2020). The cash portion of the LTI Award amounts became or will become payable and vested as follows: (a) for the grant related to 2017, such amounts vested and became payable, or will (subject to continued employment) become vested and payable according to the following schedule: 1/3 on December 5, 2018, 1/3 on December 5, 2019 and 1/3 on December 5, 2020, (b) for the grant related to 2018, such amounts vested and became payable, or will (subject to continued employment) become vested and payable according to the following schedule: 1/3 on December 5, 2019, 1/3 on December 5, 2020 and 1/3 on December 5, 2021, and (c) for the grant related to 2019, such amounts will (subject to continued employment) become vested and payable 100% on December 5, 2020. The "Compensation Discussion and Analysis" section on "Long-Term Incentive Awards" provides additional details. The table below sets forth the amounts of each award based on performance for the years ended December 31, 2017, 2018 and 2019, respectively.

	Schroeder	Ewing	Rust	Braun	Leinenbach	Dauby
To be Paid/Vested on or before 12/5/2022 (grants related to 2019)
Short-Term Cash ($)(a)	247,250	139,934	108,392	80,864	83,272	,80,864
Long-Term Cash ($)(b)	46,303	26,273	20,317	15,153	15,617	15,153
Long-Term Stock ($)(b)	94,092	53,393	41,392	30,884	31,791	30,884
Director Restricted Stock Award ($)(c)	24,991	—	—	—	—	—
To be Paid/Vested on or before 12/5/2021 (grants related to 2018)
Short-Term Cash ($)(a)	232,830	135,774	104,213	78,606	80,393	78,606
Long-Term Cash ($)(b)	42,392	24,333	18,893	14,376	14,288	14,376
Long-Term Stock ($)(b)	64,859	38,367	29,232	21,924	22,838	21,924
Director Restricted Stock Award ($)(c)	19,975	—	—	—	—	—
To be Paid/Vested on or before 12/5/2020 (grants related to 2017)
Short-Term Cash ($)(a)	234,563	137,280	104,832	76,734	80,496	76,734
Long-Term Cash ($)(b)	99,646	58,528	44,600	33,191	34,154	33,191
Long-Term Stock ($)(b)	150,293	88,103	67,373	50,789	51,825	50,789
Director Restricted Stock Award ($)(c)	14,970	—	—	—	—	—

(a)
As noted above, the short-term cash awards for 2019 are being paid in quarterly installments (subject to continued service) throughout 2020. The short-term cash awards for 2018 were paid in quarterly installments throughout 2019 and the awards for 2017 were paid quarterly throughout 2018.

(b)
As noted above, these amounts represent the cash and restricted stock portions of LTI Awards granted on March 15, 2018, March 15, 2019 and March 15, 2020, the respective dates on which such LTI Awards were formally granted with respect to service that was performed in the prior year. Each portion of the LTI Awards related to 2017 and 2018 performance vests in 1/3 increments on each December 5 following the year in which the LTI Award was earned (subject to continued service). LTI Awards related to 2019 performance vests as follows: 1/3 on December 5, 2020 (100% of cash award), 1/3 on December 5, 2021 (50% of the Restricted Stock Award), and 1/3 on December 5, 2022 (50% of the Restricted Stock Award).

(c)
As noted above and as detailed in the Director Compensation section, as shown later in this document, Mr. Schroeder was awarded grants of restricted stock (408 common shares of the Company on December 18, 2017, 696 common shares of the Company on December 17, 2018, and 713 common shares of the Company on December 16, 2019), for service on the Company's board of directors, and each of such grants of restricted stock vested (or will vest) in a single installment, subject to his continued service on the Board and certain attendance requirements, on December 5 (or December 31, in the case of the 2019 grant) of the year following the year of the grant.
(5)
With respect to Mr. Schroeder, the amounts specified in Column (h) are attributable to the above-market portion of earnings credits under our Deferred Director Compensation Plan of $52,711 for 2017, $46,160 for 2018, and $18,314 for 2019. With respect to Mr. Rust, the amounts specified in Column (h) reflect the increase in the present value of his accrued benefit under an Executive Supplemental Retirement Income Agreement of $10,725 for 2017, $11,162 for 2018, and $11,761 for 2019.

(6)
The amounts specified in Column (i) include the following:

Name	Year	Perquisites & Other Personal Benefits(a) ($)	Relocation Expense Reimbursement ($)	Payments/ Accruals on Termination Plans ($)	Company Contributions to Defined Contribution Plans ($)	Cash Dividends on Restricted Stock ($)	Life Insurance Premiums(b) ($)
Mark A. Schroeder	2019	85,024	—	—	37,939	4,089	1,205
	2018	83,186	—	—	36,660	5,054	1,109
	2017	86,654	—	—	41,248	5,144	1,109
Clay W. Ewing	2019	33,359	—	—	24,842	2,411	1,109
	2018	31,210	—	—	23,851	2,975	1,109
	2017	33,718	—	—	23,282	3,014	1,109
Bradley M. Rust	2019	35,802	—	—	20,598	1,822	386
	2018	33,872	—	—	19,224	2,138	386
	2017	25,948	—	—	19,594	2,004	386
Randall L. Braun	2019	32,660	—	—	16,877	1,370	1,109
	2018	28,173	—	—	15,655	1,598	722
	2017	28,922	—	—	16,227	1,470	722
Keith A. Leinenbach	2019	21,817	—	—	17,288	1,399	1,109
	2018	20,766	—	—	16,040	1,611	1,109
	2017	21,561	—	—	16,608	1,470	722
D. Neil Dauby	2019	21,018	—	—	16,877	1,370	722
	2018	19,873	—	—	15,576	1,571	722
	2017	19,279	—	—	15,833	1,346	386

(a)
Amounts include (i) imputed income from personal use of automobile provided by the Company (for Messrs. Schroeder, Ewing, Rust, Braun and Dauby), (ii) country club dues paid by the Company (for Messrs. Ewing and Braun), (iii) a 5% discount off the market price of Company stock purchased by the Executive Officers under the Company's Employee Stock Purchase Plan, (iv) a cash "retirement allowance" (intended to help salaried employees defray the cost of saving for retirement following the elimination in 2004 of a Company-funded retirement contribution to the Profit Sharing Plan) for each year (and which, for 2019, was provided in the following amounts: $45,165 (Schroeder), $29,581 (Ewing), $24,521 (Rust), $20,092 (Braun), $20,581 (Leinenbach) and $20,092 (Dauby); for 2018, was provided in the following amounts: $43,643 (Schroeder), $28,394 (Ewing), $22,892 (Rust), $18,626 (Braun), $19,095 (Leinenbach) and $18,543 (Dauby); and for 2017, was provided in the following amounts: $49,105 (Schroeder), $31,231 (Ewing), $24,141 (Rust), $19,318 (Braun), $19,740 (Leinenbach) and $18,849 (Dauby), and are included in the Executive Officers' paychecks throughout the year), (v) a "longevity payment," paid in November of each year, and (vi) with respect to Mr. Schroeder, cash director fees of $32,450 in 2019, $33,400 in 2018, and $32,700 in 2017.

(b)
The listed Executive Officers receive group term life insurance coverage equal to their base salary. The amounts in this column reflect the imputed income on the premiums for the Executive Officers' coverage.

Grants of Plan-Based Awards

        As noted above under the "Compensation Discussion and Analysis" section on "Compensation Components," our Board, at its April 29, 2019 board meeting, adopted "balanced scorecards" that substantially established, for each of our then-current Executive Officers, the Board's targeted performances during the one- and three-year periods ending December 31, 2019, by which they would be considered for short-term and long-term incentive awards after the conclusion of 2019. At a meeting held March 2, 2020, and based on the extent to which the Board deemed the performance criteria to be satisfied, the Board authorized (a) the payment of short-term incentive awards (payable quarterly in 2020 in cash) to the Executive Officers for 2019 performance, and (b) the issuance of restricted shares and a cash portion as LTI Awards (to be issued on March 15, 2020, based on Company stock prices at the close of trading on March 13, 2020) based upon performance for the three-year performance period ending December 31, 2019.

        The following table provides additional information regarding grants of plan-based awards for the three-year performance period ending December 31, 2019 (based on the threshold, target and maximum award levels as they existed as of December 31, 2019 under the balanced scorecards) to the Executive Officers.

GRANTS OF PLAN-BASED AWARDS

										All Other Awards: Number of Securities Under- lying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)
											Exercise or Base Price of Option Awards ($/Share)
Name	Grant Date*	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)
Mark A. Schroeder	04-29-19	142,975	285,950	571,900	2,022	4,044	8,088	—		—	—
	12-16-19	—	—	—	—	—	—	713	(3)	—	—
Clay W. Ewing	04-29-19	81,130	162,260	324,520	1,148	2,296	4,590	—		—	—
Bradley M. Rust	04-29-19	62,843	125,685	251,370	890	1,778	3,556	—		—	—
Randall L. Braun	04-29-19	46,883	93,765	187,530	664	1,326	2,652	—		—	—
Keith A. Leinenbach	04-29-19	48,279	96,558	193,116	684	1,366	2,732	—		—	—
D. Neil Dauby	04-29-19	46,883	93,765	187,530	664	1,326	2,652	—		—	—

*
As explained above, the grants of short-term awards and long-term awards with respect to 2019 performance were approved March 2, 2020, but such 2019 grants were awarded with reference to performance goals that were substantially established at a meeting of the Board held on April 29, 2019. Solely for purposes of this presentation, the "grant date" is considered to be the date of the substantial establishment of the balanced scorecard performance goals at the April 29, 2019 meeting of the Board.

(1)
These columns reflect the estimated threshold, target and maximum levels of the potential grants under the short-term incentive plan and the estimated cash portion of the long-term incentive plan (under the balanced scorecard performance goals that were substantially established by Board action on April 29, 2019). The actual amounts of the awards (as fixed by action of the Board on April 29, 2019) have been reported in the Summary Compensation Table, above, and details of these actual amounts are set forth in the table included in footnote 4 to the Summary Compensation Table.

(2)
These columns reflect the estimated threshold, target and maximum levels of restricted shares that could have been awarded under the long-term incentive plan (under the balanced scorecard performance goals that were substantially established by Board action on April 29, 2019). The estimated number of restricted shares was determined by taking 67% of the projected long-term incentive award and dividing this amount by the market price of the Company's common shares at the end of the Fiscal Year (based on the Nasdaq Official Closing Price of $35.62 for the Company's common shares on December 31, 2019), then rounded up to the nearest even number.

(3)
As noted above and as detailed in the Director Compensation section, as shown later in this document, Mr. Schroeder was awarded a grant of restricted stock of 713 common shares of the Company on December 16, 2019. Subject to his continued service on the Board and satisfaction of certain attendance requirements, the shares will vest in their entirety on December 31, 2020.

Option Exercises and Stock Vested

        The following table provides information on stock relating to grants becoming vested in 2019 with respect to the Executive Officers. The stock grants reported below consists of the one-third part of the restricted stock portion of the LTI Awards granted on March 15, 2017 (based on performance for the three-year period ending December 31, 2016), the one-third part of the restricted stock portion of the LTI Awards granted on March 15, 2018 (based on performance for the three-year period ending December 31, 2017), and the one-third part of the restricted stock portion of the LTI Awards granted on March 15, 2019 (based on performance for the three-year period ending December 31, 2018), all of which vested effective December 5, 2019.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Mark A. Schroeder	—	—	3,675	123,186
Clay W. Ewing	—	—	2,170	72,738
Bradley M. Rust	—	—	1,630	54,638
Randall L. Braun	—	—	1,225	41,062
Keith A. Leinenbach	—	—	1,245	41,732
D. Neil Dauby	—	—	1,225	41,062

Outstanding Equity Awards at Fiscal Year-End

        The following table includes information regarding the outstanding equity awards of our Executive Officers at December 31, 2019. For this purpose, the number of Stock Awards reported in column (g) represents (a) the unvested portions of the restricted shares granted in 2018 (with respect to corporate performance during the three-year period ended December 31, 2017), (b) the unvested portions of the restricted shares granted in 2019 (with respect to corporate performance during the three-year period ended December 31, 2018), and (c) all of the restricted shares issued in March 2020 (with respect to corporate performance during the three-year period ended December 31, 2019). The long-term corporate performance scorecards for the three-year period ended December 31, 2019, were established by Board action on April 29, 2019. The dollar values of the 2019 scorecard performance targets were determinable as of December 31, 2019 and, therefore, the number of shares actually issued March 15, 2020, in satisfaction of those dollar values (based on the March 13, 2020 fair market value of our common shares) are included in the column (g) figures as if they had been awarded effective December 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark A. Schroeder	—	—	—	—	—	6,398	227,897	—	—
Clay W. Ewing	—	—	—	—	—	3,692	131,509	—	—
Bradley M. Rust	—	—	—	—	—	2,842	101,232	—	—
Randall L. Braun	—	—	—	—	—	2,128	75,799	—	—
Keith A. Leinenbach	—	—	—	—	—	2,192	78,079	—	—
D. Neil Dauby	—	—	—	—	—	2,128	75,799	—	—

Nonqualified Deferred Compensation

        As noted under "Compensation Discussion and Analysis" above under the section entitled "Retirement/ Deferred Compensation Benefits," the Executive Officers participated in the Nonqualified Savings Plan in 2019. In addition, Messrs. Rust and Leinenbach are also each party to a supplemental executive retirement agreement with the Company's bank subsidiary that provides for certain supplemental retirement benefits (which, as defined benefits, are disclosed in the "Pension Benefits" section below).

        The following table provides information regarding nonqualified deferred contribution and earnings credits for 2019 with respect to the Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)
Mark A. Schroeder(1)	36,136	26,739	140,224	—	887,394
(2)	—	—	18,314	—	569,166
Clay W. Ewing(4)	9,611	13,642	63,554	—	241,446
Bradley M. Rust(4)	2,836	9,938	811	—	47,631
Randall L. Braun(4)	—	5,677	2,144	—	17,636
Keith A. Leinenbach(4)	—	6,088	288	—	16,672
D. Neil Dauby(4)	—	5,677	72	—	4,648

(1)
Amounts in line (1) relate to the CEO's participation in the Nonqualified Savings Plan. Earnings reported in line (1), column (d), represent the change in market value of the investments in which Mr. Schroeder directs the investment of his account.

(2)
Amounts in line (2) relate to the CEO's participation in the Deferred Director Compensation Plan, which has been frozen since December 31, 1996. Earnings reported in line (2), column (d) represent earnings under the Plan.

(3)
Amounts in column (c) represent the matching contributions accrued under the Nonqualified Savings Plan in 2019 that will be contributed in 2020, such amounts are also included in "All Other Compensation" (column (i)) of the Summary Compensation Table.

(4)
Earnings (losses) reported in column (d) represent the change in market value of the investments in which Messrs. Ewing, Rust, Braun, Leinenbach and Dauby direct the investment of their accounts.

(5)
The amounts in column (f) (and, in the case of Mr. Schroeder, on line (1)) include $241,036, $88,935, $40,731, $15,064, $16,202 and $4,576, of compensation for Messrs. Schroeder, Ewing, Rust, Braun, Leinenbach and Dauby, respectively, that was included in the Summary Compensation Table for years prior to 2019.

Pension Benefits

        Mr. Rust is party to an Executive Supplemental Retirement Income Agreement that provides for a supplemental retirement benefit in the fixed amount (i.e., the benefit does not further increase based on either the age or the service of Mr. Rust) of $26,340 per year for fifteen years and an additional $10,000 death benefit. Mr. Rust is 100% vested in the benefit and amounts become payable upon his death, disability, termination of employment or retirement. Except in cases of death or disability, the benefit will commence on the first day of the month following his 65th birthday. If he terminates employment prior to age 65 but after age 60, he may elect to commence benefits prior to age 65 but a reduction will be applied equal to 6% per year for each year in which benefits are commenced prior to age 65. Death benefits, including a $10,000 burial benefit, are payable to Mr. Rust's beneficiary under the plan.

        Mr. Leinenbach is party to a Supplemental Executive Retirement Agreement with the Company's bank subsidiary that provides for a supplemental retirement benefit in the amount of $500,000, plus interest. So long as he remains employed by the bank subsidiary through his Retention Date (i.e., December 31, 2023, which represents the last day of the month in which his 65th birthday occurs), Mr. Leinenbach will receive the retirement benefit, in monthly installments, over a ten-year period that commences January 1, 2025.

        The following table provides information regarding benefits and distributions under these pension benefit arrangements with respect to the Executive Officers.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
(a)	(b)	(c)		(d)		(e)
Mark A. Schroeder	—	—		—		—
Clay W. Ewing	—	—		—		—
Bradley M. Rust	Executive Supplemental Retirement Income Agreement	N/A	(1)	114,156	(2)	None
Randall L. Braun	—	—		—		—
Keith A. Leinenbach	Supplemental Executive Retirement Agreement	N/A	(1)	0		None
D. Neil Dauby	—	—		—		—

(1)
The benefits under the supplemental executive retirement agreements with Messrs. Rust and Leinenbach are not dependent on credited years of service. Mr. Rust is 100% vested in the benefit under his agreement. Mr. Leinenbach's right to retirement benefits is contingent upon his continuing employment by the bank subsidiary through December 31, 2023.

(2)
The present value of Mr. Rust's accumulated benefit reflects the payment of the retirement benefit in one hundred eighty (180) equal monthly installments commencing at normal retirement age and a discount rate equal to 4.0%.

Potential Payments upon Termination or Change in Control

        We are not party to any severance or other employment agreements with Executive Officers. In addition, we have not entered into any change in control agreements with any of the Executive Officers. The only potential termination/change in control benefits are as follows (determined as if the change in control occurred on December 31, 2019):

  •
  The 2019 LTI Plan and its predecessor, the German American Bancorp, Inc. 2009 Long-Term Equity Incentive Plan (the "2009 LTI Plan"), each provides that upon a change in control, and unless otherwise determined by the Board, all unvested awards become vested and all related restrictions lapse. No stock options have been issued under the 2019 LTI Plan or 2009 LTI Plan to the Executive Officers; however:

  •
  As of December 31, 2019, there was a total of 8,790 shares of restricted stock outstanding that were issued to the Executive Officers pursuant to previously granted LTI Awards, 4,430 of which shares will not become vested until December 5, 2020, and 4,360 of which shares will not become vested until December 5, 2021; accordingly, had a change in control occurred as of December 31, 2019, each of the Executive Officers would have been entitled to vesting of their then-unvested restricted shares, which would have had the following values (based on the closing price of $35.62 per share on December 31, 2019) as of such date: Mr. Schroeder, $102,229, Mr. Ewing, $60,198, Mr. Rust, $45,950, Mr. Braun, $34,551, Mr. Leinenbach, $35,620, and Mr. Dauby, $34,551; and

    •
    With respect to the 713 restricted shares granted to Mr. Schroeder as director of the Company on December 16, 2019, such shares were not vested as of December 31, 2019 and had a change in control occurred as of such date, Mr. Schroeder would have been entitled to vesting of such shares which would have had a value of $25,397 (based on a closing price of $35.62 per share on December 31, 2019).

  •
  As noted under "Compensation Discussion and Analysis" above, under the section entitled "Retirement/Deferred Compensation Benefits," Messrs. Schroeder, Ewing and Rust, Braun, Leinenbach and Dauby were participants in the Nonqualified Savings Plan as of December 31, 2019. If elected by the participant, he (or his beneficiary) will receive a lump sum or installment distribution of his deferrals and matching contributions from the Nonqualified Savings Plan, beginning upon termination of employment, retirement or early retirement. If elected by the Executive Officers, distribution of payments under the Nonqualified Savings Plan may be accelerated in the event of death, disability or a change in control of the Company. The account balances as of December 31, 2019 are disclosed in column (f) of the Nonqualified Deferred Compensation table, above.

  •
  As noted under the Pension Benefit disclosure above, Mr. Rust's accrued benefit under his Executive Supplemental Retirement Income Agreement will become payable at age 65, unless he terminates after attaining age 60 and elects to commence a reduced early retirement benefit. If Mr. Rust is terminated without "Cause" (as defined under the agreement) prior to age 60, the benefit will commence, without reduction, on the first day of the month following his 65th birthday. However, if his termination of employment before age 60 is voluntary, Mr. Rust shall only be entitled to his vested accrued benefit existing at the termination date. Should Mr. Rust's employment be terminated for Cause prior to age 65, his retirement benefit will be forfeited.

  •
  As noted under the Pension Benefit disclosure above, so long as Mr. Leinenbach remains employed by the bank subsidiary through his Retention Date, he will receive the retirement benefits under his Supplemental Executive Retirement Agreement, in monthly installments, over a ten-year period that commences January 1, 2025. In the event Mr. Leinenbach's employment terminates prior to the Retention Date due to the death, disability or termination by the bank subsidiary for a reason other than for breach of the agreement or "Just Cause" (as defined under the agreement), a proportionate amount of the retirement benefit would be paid to Mr. Leinenbach (or his beneficiaries) as provided above. The proportionate amount will be calculated by multiplying the retirement benefit by the number of full calendar months he was employed by the bank subsidiary after the date of the agreement divided by 76. Should Mr. Leinenbach resign voluntarily or his employment be terminated for Just Cause prior to the Retention Date, his retirement benefit will be forfeited.

DIRECTOR COMPENSATION

        The Company compensates its directors for their service to the Company and the Company's subsidiaries based on a twelve-month period commencing July 1 and ending on June 30 of the following year. The Company evaluates director pay using an analysis of its peer group's reported director compensation and survey comparisons, in light of its desire to remain competitive in attracting and retaining qualified directors. In 2019, the Committee retained Blanchard Consulting Group ("BCG") to conduct a comprehensive Board of Director compensation study, which provided us with director compensation from our peer group and survey data sources. The BCG evaluation found that the Company's director compensation was comparable to median values of our peer group. Based on this assessment and the Committee's review of the information, it was determined a modest increase in Board and committee meeting fees was warranted, along with providing an additional fee of $5,000 to the Nominating/ Governance Committee Chair. The per meeting fee was increased from $700 per meeting to $850 per meeting in order to remain competitive with peer practices and to adequately compensate our directors for the time and expertise required for board and committee membership. Other than these changes, director compensation remains comparable for 2019 as in 2018.

        For services of directors during the current annual period that commenced July 1, 2019, the Company compensates its directors, including the CEO, through an annual retainer of $25,000 paid in cash during 2019 in a lump sum (which was earned regardless of the number of meetings held or attended, and regardless of committee membership or attendance) and an additional attendance fee of $850 for each meeting of the Board that is attended during this period and $850 for each committee meeting that is attended during this period (with the exclusion of the CEO who does not receive attendance fees for meetings of committees for which he is an ex officio member). The Company also paid, for services of directors during 2019, supplemental cash retainers to the Board's two co-lead independent directors (Messrs. Klem and Seger) in the amount of $15,000 each, and to its committee chairs, as follows: (i) $8,500 to Mr. Root, as Chairman of the Board's Audit Committee; (ii) $5,000 to Mr. Klem, as Chairman of the Board's Governance/Nominating Committee; (iii) $5,000 to each of Messrs. Seger and Bawel, as Co-Chairmen of the Board's Compensation/Human Resources Committee; and (iv) $5,000 to Mr. Fine, as Chairman of the Board's Credit Risk Management Committee.

        Members of the Board (other than the CEO) who serve on the board of directors (including any regional advisory board) of at least one of the subsidiaries receives additional compensation for his or her service to such subsidiaries in the form of director/advisory fees for meetings actually attended of (i) $850 per meeting of the board of directors of German American Bank (the Company's bank subsidiary), (ii) $850 for any meeting of a committee of the board of directors of our bank subsidiary or for any meeting of any regional advisory board of the bank subsidiary, (iii) $850 per meeting of the board of directors of German American Insurance, Inc., and (iv) an aggregate of $850 for the meetings of (A) the board of directors of German American Investment Services, Inc. and (B) the Wealth Advisory (Trust) Oversight Committee (which meetings occur sequentially on a quarterly basis). Additionally, those directors who travel from their primary residence or principal place of business, which is located outside of Dubois County, Indiana or the Indiana counties immediately adjacent to Dubois County, to meetings held at the Company's headquarter offices, will be paid a $50 daily travel allowance in connection with his/her in-person attendance at board or assigned committee meetings.

        Members of the Board who attend sessions of the Board of the Company, or of the Board's committees that are held concurrently with sessions of the board of directors of the bank subsidiary (German American Bank) or of committees of that subsidiary's board of directors receive a single meeting fee of $850 for the combination of the two concurrent meetings.

        On December 16, 2019, the Board granted 713 shares of restricted common stock of the Company as an additional retainer to the current members of the Board of Directors, including Mark A. Schroeder, the Company's Chief Executive Officer, under the 2019 LTI Plan. Accordingly, 713 shares of common stock of the Company (restricted as to transferability and vesting under the terms of the Board resolutions granting the awards) were issued to each of the Company's fifteen (15) directors (including Mr. Schroeder) effective as of the close of business on December 16, 2019, or an aggregate of 10,695. Under the terms of the award resolutions (except with respect to Ms. Ernst), none of the grants of restricted stock will be transferable prior to December 31, 2020, and each award will be (i) fully forfeited and all shares issued under the award will be canceled should the holder of the award not continue in service as a director of the Company through December 31, 2020 for any reason other than death or disability, and (ii) subject to a 50% forfeiture (for any reason other than disability) should a director fail to attend in person at least 75% of the aggregate number of meetings of the Board and the other corporate, subsidiary or affiliate boards and committees on which he or she was a member during the period commencing on January 1, 2020, through December 31, 2020, or fail to attend (other than by reason of disability or illness or bona fide emergency) the Company's annual meeting of shareholders held in 2020.

        In the case of Ms. Ernst (whom, as discussed above, is leaving our Board following this year's annual meeting), the award resolutions specified that, in lieu of the December 31, 2020 measurement date specified above, the date of May 21, 2020 be used as the date for measuring vesting of her restricted stock awards.

        We feel director equity grants are an important part of our director compensation program as they truly tie the directors to the shareholders they represent. Non-employee directors are expected to attain an investment position in shares of our common stock (measured by the same rules as are used for determining the number of shares beneficially owned in our annual meeting proxy statement) equal to a multiple of three times their current annual cash retainer of $25,000.

        The table below shows all compensation paid during 2019 to our directors who served during 2019 and who were not also Executive Officers in 2019. Please note that Mr. Schroeder is the only Executive Officer who is also a director. Mr. Schroeder's cash director fees of $32,450 in 2019 are reported in the "All Other Compensation" column of the Summary Compensation Table, shown previously, while his restricted stock grant of 713 shares on December 16, 2019 (which represented a market value of $24,991 on such date) is reflected in the Stock Awards column of the Summary Compensation Table, shown previously.

 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards	Non-Equity Incentive Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)
Zachary W. Bawel	46,600	24,991	—	—	—	—	74,591
Christina M. Ernst	46,150	24,991	—	—	—	—	71,141
Marc D. Fine	53,900	24,991	—	—	—	—	78,891
Jason M. Kelly	49.050	24,991	—	—	—	—	74,041
U. Butch Klem	74,550	24,991	—	—	—	—	99,541
J. David Lett	48,800	24,991	—	—	—	—	73,791
Lee A. Mitchell	35,350	24,991	—	—	—	—	60,341
Chris A. Ramsey	41,800	24,991	—	—	—	—	66,791
M. Darren Root	37,900	24,991	—	—	—	—	62,891
Christina M. Ryan *	25,814	24,991	—	—	—	—	50,805
Thomas W. Seger	72,300	24,991	—	—	—	—	97,291
Jack W. Sheidler *	20,204	24,991	—	—	—	—	45,195
Raymond W Snowden	46,250	24,991	—	—	—	—	71,241
Tyson J. Wagler *	22,454	24,991	—	—	—	—	47,445

*
Ms. Ryan and Mr. Wagler joined the board on October 15, 2019; Mr. Sheidler was appointed to the Board effective October 15, 2019, as a result of the merger with Citizens First Corporation.

(1)
See description above regarding the grant on December 16, 2019 of 713 restricted shares to each of the directors (including Mr. Schroeder). The market value of the restricted shares was computed based on the closing market price of the Company's Common Shares on December 16, 2019 of $35.05. Subject to the continued service and attendance obligations described above, such restricted shares will vest on December 31, 2020 (except with respect to Ms. Ernst whose shares will vest on May 21, 2020).

TRANSACTIONS WITH RELATED PERSONS

        Since January 1, 2019, we have not participated in any transaction or series of related transactions (and there is no currently proposed transaction as of the date of this proxy statement) that involved (or is proposed to involve) an amount greater than $120,000 in which any of our directors, Executive Officers or members of their immediate families had (or would have) a direct or indirect material interest.

        The Company's bank subsidiary has (and expects to continue to have in the future) loan transactions in the ordinary course of business with directors and officers of the Company and their associates and members of their immediate families. These loans have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features, and none of them are disclosable by us as nonaccrual, past due, restructured or potential problems (as those terms are defined by an SEC industry guide applicable to disclosures by bank holding companies).

        As required by the listing standards of Nasdaq, the Audit Committee of our Board has the authority and responsibility for reviewing and approving all related party transactions of a type and size that would be required to be reported to shareholders and the SEC under the rules of the SEC for disclosure of related person transactions. Accordingly, transactions in which we participate (or are proposed to participate) that are covered by this review and approval requirement include but are not limited to most types of financial transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, in which any of our directors, Executive Officers or members of their immediate families have a direct or indirect material interest (as determined in accordance with the SEC rules) and involve an amount in excess of $120,000. Certain types of transactions are not reportable in our annual meeting proxy statements under the SEC related person transaction disclosure rules, however, and therefore do not require Audit Committee review, including:

  •
  loan transactions of our Company's bank subsidiary in which our directors, Executive Officers or members of their immediate families may have a direct or indirect material interest, if such loans satisfy the standards (described by the preceding paragraph) for non-disclosure under the SEC rules;

  •
  payments of dividends made by us to our directors and our Named Executive Officers solely as a result of their ownership of our common shares;

  •
  compensation paid by us to our directors and to our Named Executive Officers that is disclosable as compensation in our annual meeting proxy statements and is in fact disclosed as such; and

  •
  compensation paid to any Executive Officer (other than a Named Executive Officer) if he or she is not an immediate family member of another Executive Officer or director, such compensation would have been reportable as compensation in this proxy statement if he or she were a Named Executive Officer for the year in question, and the compensation has been approved by our Compensation/Human Resources Committee.

        Neither our Board nor its Audit Committee has adopted any written statement of policies and procedures to be applied in reviewing any such related person transactions, other than the provision in the Audit Committee charter described above that defines the types of transactions requiring review and approval. The Audit Committee, however, in reviewing and approving any such related person transaction, would be bound to abide by the standards of loyalty and care established by the Indiana Business Corporation Law for directors of corporations (like the Company) that are incorporated under Indiana law. These standards require that the directors on the Audit Committee, based on the facts then known to them, discharge their duties as members of the Audit Committee in good faith; with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner that they reasonably believe to be in the best interests of the Company.

PROPOSAL 2
APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
(GRANTING SHAREHOLDERS THE RIGHT TO AMEND BYLAWS)

        On March 2, 2020, our Board, upon the recommendation of its Governance/Nominating Committee, authorized and approved, and recommended that the Company's shareholders approve, an amendment and restatement of the Company's Articles of Incorporation (the "Articles") in order to provide shareholders with the right to amend the Company's Bylaws. Specifically, our Board has proposed that Section 9.01 of the Articles should be amended to read as follows (with the changes contemplated by this proposal marked):

          Section 9.01.    Bylaws.    ~~The Board of Directors shall have the exclusive power to make, alter, amend, or repeal, or to waive provisions of~~ Except as otherwise expressly provided in these Articles of Incorporation or by the Corporation Law, the Bylaws of the Corporation may be altered, amended or repealed by either (a) the Board of Directors by the affirmative vote of a majority of the number of Directors then in office, ~~except as provided by~~ or (b) the affirmative vote, at a meeting of the shareholders of the Corporation, by the holders of at least a majority of the outstanding shares of all classes of Voting Shares of the Corporation (considered for purposes of this Section 9.01 as a single class and as defined in Article X); provided, however, that no Bylaw may be adopted that is inconsistent with the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of Incorporation shall be stated in the Bylaws. The Board of Directors may also adopt Emergency Bylaws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend, or repeal, or to waive provisions of, the Emergency Bylaws by the affirmative vote of a majority of the entire number of Directors at the time.

        A copy of the Amended and Restated Articles of Incorporation of German American Bancorp, Inc. proposed Purchase Plan, reflecting the proposed changes above, is included as Appendix A to this Proxy Statement (the "Amended Articles"). This summary of the proposed amendment to the Articles is qualified in its entirety by reference to Appendix A.

        The proposed amendment to the Articles makes changes designed to grant shareholders an additional right that has not been provided for in the Indiana Business Corporation Law ("IBCL"), specifically, the right to amend the Company's Bylaws. The IBCL provides that, unless otherwise specified by the articles of incorporation, only a corporation's board of directors may amend or repeal the bylaws. Our Articles currently provide our Board with the exclusive power to make, alter, amend or repeal, or to waive the provisions of, our Bylaws. The Board's Governance/Nominating Committee regularly reviews and considers best practices in corporate governance and is committed to implementing practices that are advantageous to the Company and its shareholders. The ability of shareholders to amend bylaws is increasingly considered by some shareholders an important aspect of good corporate governance.

        As such, after careful consideration, the Board has concluded that amending the Articles to allow shareholders to amend the Bylaws will enhance the Company's corporate governance practices, while establishing appropriate limits on this ability, which provides the Company's management with the stability necessary to produce long-term shareholder value.

Required Vote of Shareholders

        In order to approve the Amended Articles, more votes must be cast in favor of this Proposal 2 than are cast against it at the Annual Meeting, provided a majority of the outstanding Common Shares is represented and entitled to vote at the Annual Meeting. Shares voted "for" the approval of the Amended Articles and shares represented by returned proxies that do not contain instructions to vote against the approval or to abstain from voting will be counted as shares cast for the approval of the

Amended Articles. Abstentions and broker non-votes will not be treated as votes cast "for" or "against" approval of the Amended Articles but will be included for purposes of determining whether a quorum is present.

        If the shareholders approve the Amended Articles, then the Amended Articles will become effective on the date upon which they are approved for filing by the Indiana Secretary of State, after an initial review by the Indiana Department of Financial Institutions. If this proposal is not approved, the proposed amendment to our Articles will not be made and all existing provisions, including the default position under the IBCL reserving authority to amend our Bylaws solely to our Board, will remain in effect.

PROPOSAL 3
APPROVAL OF THE GERMAN AMERICAN BANCORP, INC. AMENDED AND RESTATED 2019 EMPLOYEE STOCK PURCHASE PLAN

        We are asking our shareholders to approve the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan (the "Purchase Plan"), reflecting an amendment to a certain term under the German American Bancorp, Inc. 2019 Employee Stock Purchase Plan (the "Prior Purchase Plan"). The Purchase Plan amends and restates in its entirety the Prior Purchase Plan. If the Purchase Plan is not approved by our shareholders, it will not become effective, the Prior Purchase Plan will continue in effect, and we may continue to offer employees the right to purchase shares under the Prior Purchase Plan, subject to its terms, conditions and limitations thereunder.

        Our Board has approved an amendment to the Prior Purchase Plan modifying the purchase price of common stock under such plan by eliminating the provision requiring the purchase price to be no less than eighty-five percent (85%) of the fair market value of a common share on the offering date. Specifically, the proposed amendment reflects a deletion of the last sentence of paragraph F of Section VI of the Prior Purchase Agreement, as shown below:

          F.    Determination of Purchase Price.    The Committee shall determine the purchase price of a Common Share for purposes of each offering, which price shall be an amount in the range from ninety-five percent (95%) and one hundred percent (100%) of the Fair Market Value of a Common Share on the Purchase Date. If the Committee for any reason should fail to determine the price for any offering within the percentage range specified by the preceding sentence for any offering, the percentage shall be ninety-five percent (95%). ~~Notwithstanding the foregoing, in no event shall the purchase price be less than eighty-five percent (85%) of the Fair Market Value of a Common Share on the Offering Date.~~

        The purpose of both the Purchase Plan and the Prior Purchase Plan is to provide eligible employees of the Company and its subsidiaries with a convenient opportunity to purchase the Company's common shares financed by payroll deductions. Our shareholders approved adoption of the Prior Purchase Plan in May 2019, with 750,000 shares authorized for issuance. As of March 12, 2020, a total of 5,815 shares have been purchased under the Prior Purchase Plan, since its initial offering period commencing October 1, 2019.

        The Prior Purchase Plan and the Purchase Plan are each intended to qualify as an "employee stock purchase plan" under Internal Revenue Code Section 423. Section 423, among other things, requires that the purchase price under the plans not be less than the lesser of (a) an amount equal to 85 percent (85%) of the fair market value of the stock at the time the right to purchase the stock is granted, and (b) an amount not less than 85 percent (85%) of the fair market value of the stock at the time the stock is purchased. Because the purchase price under the Prior Purchase Plan cannot be less than ninety-five percent (95%) of the fair market value on the purchase date, the Prior Purchase Plan will be at all times in compliance with the 85% limitation set forth in the Code. However, the effect of the provision proposed to be deleted is that, in the event of a significant reduction in the Company's stock price between the date an offering period commences and the date of purchase (i.e., a reduction of over approximately 10.53%), participants would be required to purchase shares at a loss on the purchase date. While the inclusion of the proposed deleted sentence was intended to assure compliance with Section 423 (which is not needed for such purpose), it instead has an unintended negative impact on participants.

        If approved by our shareholders, the Purchase Plan will go into effect for the offering period commencing on July 1, 2020 and ending on September 30, 2020. The Board recommends approval of the Purchase Plan.

        A copy of the proposed Purchase Plan is included as Appendix B to this Proxy Statement.

        The following summary of the key features of the Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Plan, which is set forth in Appendix B to this Proxy Statement.

Key Features of the Purchase Plan

Effective Date:	July 1, 2020, subject to approval at the 2020 annual meeting by the shareholders of the Company.
Tax Code Qualification:	The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Internal Revenue Code Section 423.
Purchase Price Limitation:

The purchase price will be determined by the Compensation/Human Resources Committee in an amount that is not less than 95% of the fair market value of the Common Shares on the last trading day of the offering period (the option exercise date).

Offering Periods and Limitations:

The Purchase Plan provides for a series of quarterly offering periods. While the Compensation/Human Resources Committee has the authority to change the duration and/or frequency of offering periods, in no event may any option granted under the Purchase Plan be exercisable more than twenty-seven (27) months from its grant date.

Shares Authorized:

750,000 shares (inclusive of all shares issued under the Prior Purchase Plan prior to the Purchase Plan's effective date) through September 30, 2029, subject to automatic adjustment in the event of a stock split, stock dividend, recapitalization or similar event.

Annual Investment Limitation:

No participant will be allowed to purchase more than $25,000 in fair market value of the Company common stock as of the grant date under the Purchase Plan (together with purchases under any other similar stock purchase plans maintained by the Company or its affiliates) for any one calendar year.

Plan Termination:	September 30, 2029, unless terminated earlier by the Board.

Summary of the Purchase Plan

        Options to Purchase Shares in Offerings.    The Purchase Plan provides a series of 3-month offering periods, commencing on the first day and ending on the last trading day of each calendar quarter, for the purchase of the Company's common stock by participating employees. A total of 750,000 common shares will be reserved for issuance under the Purchase Plan (inclusive of the shares issued under the Prior Purchase Plan prior to the effective date of the Purchase Plan). The Purchase Plan will continue until September 30, 2029, or, if earlier, until all of the shares of common stock allocated to the Purchase Plan have been purchased. The Compensation/Human Resources Committee (the "Committee") has the authority to change the duration and/or frequency of the offering periods. However, in no event shall any option granted under the Purchase Plan be exercisable more than twenty-seven (27) months from its grant date. If the market value of the 744,185 shares available for grant on the date of this proxy statement were based on the closing price of a common share as reported on Nasdaq on March 2, 2020 (i.e. $31.08 per share), the common shares available for the grant of awards under the Purchase Plan would have an aggregate market value of $23,129,270.

        Eligibility.    All employees of the Company and its participating subsidiaries who have been employed for at least six months as of the first day of the offering are eligible to participate in the

Purchase Plan. If the Purchase Plan had been in effect as of March 2, 2020, approximately 808 employees would have been eligible to participate.

        Purchase of Shares.    Prior to each offering period, eligible employees would be entitled to elect to have a specified percentage of their eligible cash compensation deducted from their pay. The Committee will establish the maximum percentage that any one employee may have deducted. No participant may be granted an option under the Purchase Plan if such option would entitle the participant to purchase common shares having a market value in excess of the amount specified by the Committee or if, immediately after an option is granted under the Purchase Plan, the employee owns more than 5% of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company. In no event will a participant be allowed to purchase more than $25,000 in Fair Market Value (as defined below under "Price" and based upon the grant date) of the Company's Common Shares under the Purchase Plan, and any other stock purchase plan maintained by the Company or a parent or subsidiary of the Company that is qualified under Internal Revenue Code Section 423, for any one calendar year. Participants may increase, decrease or suspend their payroll deductions one time each offering period and may withdraw the balance of their payroll deduction account at any time during each offering period. At the end of each offering period, the balance of each participant's payroll deduction account will be applied towards the purchase of common shares. All shares purchased will be credited in book-entry form to a separate share account for each participant.

        Price.    The price at which the shares will be deemed to have been purchased under each offering (the "option price") will be determined by the Committee, and will be an amount in the range from ninety five percent (95%) and one hundred percent (100%) of the Fair Market Value of the Common Shares on the last trading day of the offering period. If the Committee for any reason should fail to determine the price for any offering within the percentage range specified by the preceding sentence for any offering, the percentage shall be ninety-five percent (95%). "Fair Market Value" of a share of Common Shares on a given date means the Nasdaq Official Closing Price (or similar closing price information if The Nasdaq Stock Market LLC (Nasdaq) no longer makes available a figure called the Nasdaq Official Closing Price) on such date ("NOCP"), or if no NOCP is furnished by Nasdaq for the Common Shares on such date, the NOCP of a Common Share on the most recent day on which Nasdaq has furnished an NOCP for the Common Shares. If the Common Shares are not listed on any given date on the Nasdaq Global Select Market or similar market for which an NOCP (or similar closing price) is furnished by Nasdaq, then "Fair Market Value" is defined as the fair market value of a share on such date as determined in good faith by the Committee.

        Administration.    The Board of Directors has delegated administration of the Purchase Plan to the Committee. The Committee has the authority, subject to the terms of the Purchase Plan, to (i) adopt, alter, and repeal administrative rules and practices governing the Purchase Plan; (ii) interpret the terms and provisions of the Purchase Plan; and (iii) otherwise supervise the administration of the Purchase Plan.

Certain U.S. Federal Income Tax Consequences under the Purchase Plan

        The following is a brief summary of federal income tax consequences to participants and the Company relative to the Purchase Plan. The summary is not intended to be exhaustive and does not discuss the income tax laws of a state, local or other jurisdiction which may be applicable to a participant. The consequences of transactions depend on a variety of factors, including a participant's tax status.

        The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts withheld for the purchase of stock under the Purchase Plan will be taxed as if the amounts were paid directly to the participants. However, neither the grant nor the exercise of purchase rights on behalf of a participant under the

Purchase Plan will cause any federal income tax consequences to the participant or the Company. Taxable income is not recognized until the participant sells or otherwise disposes of the shares acquired under the Purchase Plan. If the participant holds the shares purchased pursuant to the Plan for more than one year after the exercise date and two years after the grant date (the "holding period"), upon selling the shares the participant will recognize ordinary income equal to the lesser of (i) the actual gain (the amount by which the fair market value of the shares on the date of disposition exceeds the purchase price), or (ii) the amount, if any, by which the fair market value as of the date of grant exceeded the purchase price. Any additional gain on the disposition of stock is treated as a long-term capital gain. The Company will not receive an income tax deduction in the event the participant disposes of the shares after completion of the holding period. If the participant sells the shares before the expiration of the holding period, however, the participant will have made a "disqualifying disposition" and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. Upon the subsequent sale of any such shares, any appreciation or depreciation in the value of the shares after the date the option was exercised is treated as a capital gain or loss. The Company will receive an income tax deduction in the same amount and at the same time as the participant realizes ordinary income, but not as to any amount which is subject to capital gains treatment. The ability of the Company to receive an income tax deduction related to compensation paid to certain executive officers may be limited by Code Section 162(m) if such compensation exceeds $1 million.

New Plan Benefits

        The Purchase Plan will not become effective until the purchase period commencing July 1, 2020, and then only if it is approved by the Company's shareholders. Therefore, no purchase rights have been granted or shares of common stock issued under the Purchase Plan. As of March 2, 2020, the closing price of the Company common stock was $31.08. Since benefits under the Purchase Plan are dependent on the fair market value of the Company common stock as of various future dates and individual participants' elections, it is not possible to determine the benefits that will be received by participants under the Purchase Plan, including Executive Officers who elect to participate. The Company expects, however, that, if the Purchase Plan had been in effect during fiscal 2019, the benefits and amounts received by the Executive Officers, individually and as a group, as well as the Company's non-executive directors as a group and the Company's non-executive employees as a group (with respect to the quarterly offering periods ending during that year) would have been as follows:

Name and Position	Shares Purchased	Aggregate Purchase Price ($)	FMV of Purchased Shares ($)	Benefit of Participation ($)
Mark A. Schroeder, Chairman and Chief Executive Officer	661	19,906	20,954	1,048
Clay W. Ewing, President and Secretary	—	—	—	—
Bradley M. Rust, Executive Vice President and Chief Financial Officer	661	19,906	20,954	1,048
Randall L. Braun, Executive Vice President and Chief Development Officer	552	16,626	17,502	876
Keith A. Leinenbach, Executive Vice President and Chief Credit Officer	661	19,906	20,954	1,048
D. Neil Dauby, Executive Vice President and Chief Commercial Banking Officer	—	—	—	—
Executive Group (6 persons)	2,537	76,344	80,364	4,020
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	27,480	827,035	870,569	43,534

Note: The above determination of benefits reflects the compensation deductions relating to options exercised during 2019 under the Prior Purchase Plan and its predecessor plan, the German American Bancorp, Inc. 2009 Long Term Equity Incentive Plan, for the indicated participants and the number of shares of common stock that would have been purchased by the participants during 2019, assuming such amounts were evenly split among the four calendar quarters, and the options for each quarterly period were exercised at the NOCP on the last trading day of the offering period. The aggregate purchase price reflects the participants purchasing the shares at a five percent discount from the NOCP.

Equity Compensation Plan Information

        The following table presents information as of December 31, 2019 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	—	(a)	$—	(a)	1,734,824	(b)
Equity compensation plans not approved by shareholders	—		—		—
Total	—		$—		1,734,824

(a)
On December 31, 2019, participants under the Prior Purchase Plan exercised options to purchase 5,815 Common Shares at the purchase price of $33.84 per share. The Company settled the option exercises in January 2020 with shares purchased on the open market.

(b)
Represents 750,000 shares at December 31, 2019 that the Company may in the future issue to employees under the Prior Purchase Plan (although the Company typically purchases the shares needed for sale to participating employees on the open market rather than issuing new issue shares to such employees) and 984,824 shares that were available for grant or issuance at December 31, 2019 under the 2019 LTI Plan. As stated in note (a) above, the Company settled certain option exercises in January 2020 with shares purchased on the open market. The issuance of such reacquired shares will result in a 5,815 share reduction in the amount remaining available for future issuance.

Required Vote of Shareholders

        The Purchase Plan will be adopted if it is approved by a majority of the votes cast at the Annual Meeting, provided a majority of the outstanding Common Shares is represented and entitled to vote at the Annual Meeting. Shares voted "for" the Purchase Plan and shares represented by returned proxies that do not contain instructions to vote against the Purchase Plan or to abstain from voting will be counted as shares cast for the approval of the Purchase Plan. Abstentions and broker non-votes will not be treated as votes cast "for" or "against" the Purchase Plan but will be included for purposes of determining whether a quorum is present.

        If the Purchase Plan is not approved by our shareholders, it will not become effective, the Prior Purchase Plan will continue in effect, and we may continue to offer employees the right to purchase shares under the Prior Purchase Plan, subject to its terms, conditions and limitations thereunder.

Our Board recommends that you vote FOR the proposal to approve the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan (Proposal 3 on the proxy).

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

        The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. See "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" above.

        The Securities and Exchange Commission has adopted requirements commonly referred to as the "Say-on-Pay" rules. As required by those rules, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our pay program for our Executive Officers identified in the Executive Compensation section of this proxy statement by voting for or against the following resolution (a "say-on-pay" vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding our compensation program.

          "RESOLVED, that the shareholders approve the compensation of the Company's Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement."

Required Vote of Shareholders

        The affirmative vote of a majority of the votes cast by holders of common shares who are present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to endorse the compensation of the Company's Executive Officers pursuant to Proposal 4.

Our Board recommends that you vote FOR approval of the resolution approving the compensation of our Executive Officers (Proposal 4 on the proxy card).

PROPOSAL 5
ADVISORY VOTE ON THE APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In accordance with its charter, the Audit Committee of our Board has selected the firm of Crowe LLP ("Crowe"), an independent registered public accounting firm, to be the Company's auditors for the fiscal year ending December 31, 2020, and our Board is asking shareholders (on a non-binding advisory basis) to approve that appointment. We are not required to have the shareholders approve the selection of Crowe as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not approve the selection, the Audit Committee will reconsider the retention of Crowe, but ultimately may decide to retain Crowe as the Company's independent auditor. Even if the selection is approved, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

        Before selecting Crowe, the Audit Committee carefully considered that firm's qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, including the firm's efficiency, integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Crowe in all of these respects. The Company has been advised by Crowe that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

        Crowe served as independent registered public accounting firm for the Company with respect to the audits of the Company's consolidated financial statements and internal control over financial reporting for 2019 and has been engaged by the Company's Audit Committee to serve as independent registered public accounting firm for the Company with respect to the audits of the Company's consolidated financial statements and internal control over financial reporting for 2020. Representatives of Crowe will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        Our Board recommends that shareholders vote "FOR" approval of the appointment of Crowe as the Company's independent registered public accounting firm for fiscal 2020.

Required Vote of Shareholders

        The affirmative vote of a majority of the votes cast by holders of common shares who are present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to approve the appointment of Crowe.

Our Board recommends that you vote FOR the proposal to approve Crowe as the Company's registered independent public accounting firm for 2020 (Proposal 5 on the proxy card).

 SECTION 16(A): BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and Executive Officers and persons who beneficially own more than ten percent of the Company's Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Company's Common Shares and other equity securities. We prepare and file these reports on behalf of our directors and Executive Officers. To our knowledge, all Section 16(a) reporting requirements applicable to our directors and Executive Officers were satisfied in a timely manner, years, except for the inadvertent failure of Director Kelly to timely report on Form 4 a single purchase of common stock.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

        A shareholder desiring to submit a proposal for inclusion in the Company's proxy statement for the annual meeting of shareholders to be held in the year 2021 must deliver the proposal so that it is received by the Company no later than December 17, 2020.

        If notice of any other shareholder proposal intended to be presented at the 2021 annual meeting is not received by the Company on or before March 2, 2021, the proxy solicited by our Board for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

        Any proposals or notices should be mailed to the Chairman of the Governance/Nominating Committee of the Board of Directors, in care of the Corporate Secretary, at German American Bancorp, Inc., 711 Main Street, P. O. Box 810, Jasper, Indiana 47547-0810, by certified mail, return-receipt requested.

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
GERMAN AMERICAN BANCORP, INC.

ARTICLE I
NAME

        The name of the Corporation is German American Bancorp, Inc.

ARTICLE II
PURPOSES AND POWERS

        Section 2.01    Purposes of the Corporation.    The purposes for which the Corporation is formed are to transact any or all lawful business permitted by applicable law and for which corporations may now or hereafter be incorporated under the Corporation Law.

        Section 2.02    Powers of the Corporation.    The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its Bylaws as from time to time in effect.

ARTICLE III
TERM OF EXISTENCE

        The period during which the Corporation shall continue is perpetual.

ARTICLE IV
REGISTERED OFFICE

        The street address of the Corporation's registered office is 711 Main Street, P.O. Box 810, Jasper, Indiana 47546.

ARTICLE V
SHARES

        The total number of shares of capital stock the Corporation has authority to issue shall be 45,750,000 shares consisting of 45,000,000 common shares (the "Common Shares") and 750,000 preferred shares (the "Preferred Shares"). The Corporation's shares shall have no par value. Solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, however, all of the shares shall be deemed to have a stated value of $1.00 per share.

ARTICLE VI
TERMS OF SHARES

        Section 6.01.    General Terms of All Shares.    The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana. The power to purchase, redeem, or otherwise acquire the Corporation's own shares, directly or indirectly, may be exercised without pro rata treatment of the owners or holders of any class or series of shares. The Corporation may not purchase, redeem or otherwise acquire the Corporation's own shares if, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Shares in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 6.03(a) of this Article VI describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless the Board of Directors shall at any time adopt a resolution providing that such shares constitute authorized and issued but not outstanding shares.

        The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

        The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Shares in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 6.03(a) of this Article VI describing the terms of such series). The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series, except as may be otherwise provided with respect to a series of Preferred Shares in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 6.03(a) of this Article VI describing the terms of such series.

        Section 6.02.    Terms of Common Shares.    The Common Shares shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any issued and outstanding Preferred Shares under this Article VI, the holders of Common Shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of Common Shares of the Corporation), if any, as are declared and paid from time to time on the Common Shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Preferred Shares of the full amount to which they shall be entitled under this Article VI, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares of any and all series, to share, ratably according to the number of Common Shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

        Section 6.03.    Terms of Preferred Shares.

          (a)   Preferred Shares may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Shares and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Shares before the issuance of any shares of that series by the adoption of an amendment to these Articles of Incorporation that specifies the terms of that series of Preferred Shares. All shares of a series of Preferred Shares must have preferences, limitations, and relative voting and other rights identical to those of other shares of the same series. No series of Preferred Shares need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Shares. Before issuing any shares of a series of Preferred Shares, the Board of Directors shall adopt an amendment to these Articles of Incorporation, which shall be effective without any shareholder approval or other action, that fixes and sets forth the distinctive designation of such series; the number of shares that shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; and the preferences, limitations, and relative voting and other rights of the series. Authority is hereby expressly vested in the Board of Directors, by such amendment, to fix all of the preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Articles of Incorporation or any amendment hereof.

          (b)   Preferred Shares of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or that, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Shares, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Shares in accordance with Section 6.03(a) of this Article VI.

ARTICLE VII
VOTING RIGHTS

        Section 7.01.    Common Shares.    Except as otherwise provided by the Corporation Law or by the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 6.03(a) of Article VI hereof describing the Preferred Shares or a series thereof, and subject to such shareholder disclosure and recognition procedures (which may include sanctions for noncompliance therewith to the fullest extent permitted by the Corporation Law) as the Corporation may by action of the Board of Directors establish, the Common Shares have unlimited voting rights. At every meeting of the shareholders of the Corporation every holder of Common Shares shall be entitled to one vote in person or by proxy for each Common Share standing in such holder's name on the share transfer records of the Corporation.

        Section 7.02.    Preferred Shares.    Except as required by the Corporation Law or by the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 6.03(a) of Article VI hereof describing the terms of Preferred Shares or a series thereof, the holders of Preferred Shares shall have no voting rights or powers. Preferred Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote on such matters, but only on such matters, as the holders thereof are entitled to vote under the Corporation Law or under these Articles of Incorporation adopted by the Board of Directors pursuant to Section 6.03(a) of Article VI hereof describing the terms of Preferred Shares or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include sanctions for noncompliance therewith to the fullest extent permitted by the Corporation Law) as the Corporation may by action of the Board of Directors establish.

ARTICLE VIII
DIRECTORS

        Section 8.01.    Number.    The number of Directors shall be fixed by, or fixed in accordance with, the Bylaws. Whenever there are nine or more Directors, the Bylaws may also provide for staggering the terms of the members of the Board of Directors by dividing the total number of Directors into two or three groups (with each group containing one-half or one-third of the total, as near as may be) whose terms of office expire at different times.

        Section 8.02.    Election of Directors by Holders of Preferred Shares.    The holders of one or more series of Preferred Shares may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 6.03(a) of Article VI hereof describing the terms of the series of Preferred Shares.

        Section 8.03.    Vacancies.    Vacancies occurring in the Board of Directors shall be filled in the manner provided in the Bylaws or, if the Bylaws do not provide for the filling of vacancies, in the manner provided by the Corporation Law.

        Section 8.04.    Removal of Directors.    Any or all of the members of the Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of at least 80 percent of the outstanding shares then entitled to vote at an election of Directors. However, a Director elected by the holders of a series of Preferred Shares as authorized by Section 8.02 of this Article VIII may be removed only by the affirmative vote of the holders of at least 80 percent of the outstanding shares of that series then entitled to vote at an election of Directors. Directors may not be removed by the Board of Directors.

        Section 8.05.    Liability of Directors.    A Director's responsibility to the Corporation shall be limited to discharging his duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

        In discharging his duties, a Director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

          (a)   one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented

          (b)   Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

          (c)   A committee of the Board of which the Director is not a member if the Director reasonably believes the committee merits confidence; but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 8.05 unwarranted. A Director may, in considering the best interests of the Corporation, consider the effects of any action on shareholders, employees, suppliers, and customers of the Corporation, and communities in which offices or other facilities of the Corporation are located, and any other factors the Director considers pertinent.

        Directors shall be immune from personal liability for any action taken as a Director, or any failure to take any action, to the fullest extent permitted by the applicable provisions of the Corporation Law from time to time in effect and by general principles of corporate law.

ARTICLE IX
PROVISIONS FOR REGULATION OF BUSINESS
AND CONDUCT OF AFFAIRS OF CORPORATION

        Section 9.01.    Bylaws.    Except as otherwise expressly provided in these Articles of Incorporation or by the Corporation Law, the Bylaws of the Corporation may be altered, amended or repealed by either (a) the Board of Directors by the affirmative vote of a majority of the number of Directors then in office, or (b) the affirmative vote, at a meeting of the shareholders of the Corporation, by the holders of at least a majority of the outstanding shares of all classes of Voting Shares of the Corporation (considered for purposes of this Section 9.01 as a single class and as defined in Article X); provided, however, that no Bylaw may be adopted that is inconsistent with the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of Incorporation shall be stated in the Bylaws. The Board of Directors may also adopt Emergency Bylaws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend, or repeal, or to waive provisions of, the Emergency Bylaws by the affirmative vote of a majority of the entire number of Directors at the time.

        Section 9.02.    Amendment or Repeal.

          (a)   Any amendment, change or repeal of Section 8.04 of Article VIII, Sections 9.02 or 9.03 of Article IX, or Article X of these Articles of Incorporation, or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of those provisions, shall require the affirmative vote, at a meeting of shareholders of the Corporation, by the holders of at least 80 percent of the outstanding shares of all classes of Voting Shares of the Corporation (considered for purposes of this Section 9.02(a) as a single class and as defined in Article X) and, if the amendment, change or repeal shall be proposed by or on behalf of a Related Person (as that term is defined in Article X), by an Independent Majority of Shareholders (as defined in Article X); provided, however, that this Section 9.02(a) shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to shareholders by the favorable vote of not less than two-thirds of the Board of Directors and, if the amendment, change or repeal shall be proposed by or on behalf of a Related Person, by the favorable vote of not less than two-thirds of the Continuing Directors (as defined in Article X and computed with reference to the Related Person who shall propose such amendment, change or repeal), and any such amendment, change or repeal so recommended shall require only the shareholder vote required under the applicable provisions of the Corporation Law.

          (b)   Except as otherwise expressly provided in Section 9.02(a) above, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

        Section 9.03.    Removal of Chairman of the Board and President.    The Chairman of the Board and the President, and each of them, may be removed from office at any time, with or without cause, at a meeting of the Board of Directors called expressly for that purpose, but only by the affirmative vote of two-thirds of all other members of the entire Board of Directors. Any vacancy created by the removal of the chairman or the President may be filled only by the affirmative vote of two-thirds of all remaining members of the Board.

ARTICLE X
APPROVAL OF BUSINESS COMBINATIONS

        Section 10.01.    Supermajority Vote.    Except as provided in Sections 10.02 and 10.03 of this Article X, neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation's shareholders:

          (a)   By the holders of not less than 80 percent of the outstanding shares of all classes of Voting Shares of the Corporation considered for purposes of this Article X as a single class, and

          (b)   By an Independent Majority of Shareholders. Such favorable votes shall be in addition to any shareholder vote that would be required without reference to this Section 10.01 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in other Articles of these Articles of Incorporation or the Bylaws of the Corporation or otherwise.

        Section 10.02.    Reduced Supermajority Vote for Fair Pricing.    The provisions of Section 10.01 shall apply to a Business Combination, except that the percentage vote required by Section 10.01(a) shall be reduced from not less than 80 percent to not less than two-thirds, if all of the conditions set forth in subsections (a) through (d) of this Section 10.02 are satisfied.

          (a)   The fair market value of the property, securities or other consideration to be received per share by holders of each class or series of capital shares of the Corporation in the Business Combination is not less, as of the date of the consummation of the Business Combination (the "Consummation Date"), than the higher of the following:

              (i)  the highest per share price (with appropriate adjustments for recapitalizations and for share splits, share dividends and like distributions) including brokerage commissions and solicitation fees paid by the Related Person in acquiring any of its holdings of such class or series of capital shares within the two-year period immediately prior to the first public announcement of the proposed Business Combination ("Announcement Date") or in the transaction in which it became a Related Person, whichever is higher, plus interest compounded annually, from the later of the date that the Related Person became a Related Person (the "Determination Date"), or the date two years before the consummation Date, through the consummation Date, at the rate publicly announced as the "prime rate" of interest of Citibank, N.A. (or of such other major bank headquartered in New York as may be selected by a majority of the Continuing Directors) from time to time in effect, less the aggregate amount of any cash dividends paid and the fair market value of any dividends paid in other than cash on each such share from the date from which interest accrues under the preceding clause through the Consummation Date up to but not exceeding the amount of interest so payable per share; or

             (ii)  if such class or series is then traded on an exchange or is the subject of regularly published quotations from three or more broker/dealers who make a market in such class or series for their own accounts, the fair market value per share of such class or series on the Announcement Date, as determined by the highest closing sales price on such exchange or the highest closing bid quotation with respect to such shares during the 30-day period immediately preceding the Announcement Date. In the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) Common Shares and/or the shares of any other class of shares retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination;

          (b)   The consideration to be received in such Business Combination by holders of each class or series of capital shares other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the majority of the capital shares of such class or Series already Beneficially owned by it within the two-year period ending on the Determination Date;

          (c)   After such Related Person became a Related Person and prior to the consummation of such Business Combination: (i) such Related Person shall have taken steps to insure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the number of Voting Shares of the Corporation from time to time not Beneficially Owned by the Related Person bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the Directors); (ii) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata share dividend, share split or division of shares or in a transaction that satisfied all applicable requirements of this Article X); (iii) such Related Person shall not have acquired any additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person's becoming a Related Person; and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or made any major change in the Corporation's business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation except any such change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the continuing Directors of the Corporation; and

          (d)   A proxy statement complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, as then in force for corporations subject to the requirements of Section 14 of such Act (even if the Corporation is not otherwise subject to Section 14 of such Act), shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement shall contain on the face page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, a fair summary of an opinion of a reputable investment banking firm addressed to the Corporation as to the fairness (or lack of fairness of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

        Section 10.03.    Director Approval Exception.    The provisions of Sections 10.01 and 10.02 of this Article X shall not apply to, and such votes shall not be required, if:

          (a)   The Continuing Directors of the Corporation by a two-thirds vote (i) have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time the Related Person became a Related Person, or (ii) have otherwise approved the Business Combination (this provision is incapable of satisfaction unless there is at least one Continuing Director); or

          (b)   The Business Combination is solely between the Corporation and another corporation, 100 percent of the Voting Shares of which are owned directly or indirectly by the Corporation.

        Section 10.04.    Definitions.    For the purpose of this Article X:

          (a)   A "Business Combination" means:

              (i)  the sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of Related Transactions) of all or substantially all, or any substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

             (ii)  The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

            (iii)  Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

            (iv)  Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spin-off, split-off or split-up of the Corporation or any Subsidiary thereof; provided, however, that this Section 10.04(a)(iv) shall not relate to any transaction of the types specified in this Article X that has been approved by a majority of the Continuing Directors; or

             (v)  The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of the Subsidiary.

          (b)   A "Series of Related Transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

          (c)   A "Person" shall mean any individual, firm, corporation or other entity and any partnership, syndicate or other group.

          (d)   "Related Person" shall mean any Person (other than the Corporation or any of the Corporation's Subsidiaries) who or that:

              (i)  is the Beneficial Owner, directly or indirectly, of more than ten percent of the voting power of the outstanding Voting Shares;

             (ii)  is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of Voting Shares; or

            (iii)  is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of ten percent or more of the voting power of the then outstanding Voting Shares, the outstanding Voting Shares shall be deemed to include any Voting Shares that may be issuable to such Person pursuant to a right to acquire such Voting Shares and that is therefore deemed to be Beneficially Owned by such Person pursuant to Section 10.04(e)(ii)(a). A Person who is a Related Person at (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination, or (iii) the time immediately prior to the consummation of a Business Combination, shall be deemed a Related Person.

          (e)   A Person shall be a "Beneficial Owner" of any Voting Shares:

              (i)  which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

             (ii)  which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

            (iii)  which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

          (f)    An "Affiliate" of, or a person Affiliated with, a specific Person, means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

          (g)   The term "Associate" used to indicate a relationship with any Person, means (i) any corporation or organization (other than this Corporation or a majority-owned Subsidiary of this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or (iv) any investment company registered under the Investment Company Act of 1940, for which such Person or any Affiliate of such Person serves as investment advisor.

          (h)   "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in paragraph (d) of this Section 10.04, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (i)    "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board"), other than the Related Person who proposes the Business Combination in question and his Affiliates and Associates, who (i) is a member of the Board at the time this Article X first became effective or (ii) was a member of the Board prior to the time that the Related Person who proposes the Business Combination in question became a Related Person or (iii) is a successor of a Continuing Director who was recommended to succeed the Continuing Director by a majority of Continuing Directors then on the Board.

          (j)    "Independent Majority of Shareholders" shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by the Related Person who proposes the Business Combination in question.

          (k)   "Voting Shares" shall mean all outstanding capital shares of the Corporation or another corporation entitled to vote generally in the election of Directors, and each reference to a proportion of shares of Voting Shares shall refer to such proportion of the votes entitled to be cast by such shares.

          (l)    "Substantial Part" means properties and assets involved in any single transaction or a series of Related Transactions having an aggregate fair market value of more than ten percent of the total consolidated assets of the Person in question as determined immediately prior to such transaction or series of Related Transactions.

        Section 10.05.    Director Determinations.    A majority of the Continuing Directors shall have the power to determine for the purposes of this Article X, on the bases of information known to them: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner," (iv) whether the assets subject to any Business Combination constitute a Substantial Part, (v) whether two or more transactions constitute a series of Related Transactions, and (vi) such other matters with respect to which a determination is required under this Article X.

        In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders when evaluating a business combination or a proposal by another Person or Persons to make a business combination or a tender or exchange offer (regardless of whether such proposal is otherwise subject to this Article X), the Board of Directors of the Corporation shall, in addition to considering the adequacy of the consideration to be paid in connection with any such transaction, consider all of the following factors and any other factors that it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its Subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons and their Affiliates and Associates, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring Person or Persons and its or their management and Affiliates and Associates.

        Section 10.06.    Fiduciary Obligations Unaffected.    Nothing in this Article X shall be construed to relieve any Related Person from any fiduciary duty imposed by law.

APPENDIX B

GERMAN AMERICAN BANCORP, INC.

AMENDED AND RESTATED 2019 EMPLOYEE STOCK PURCHASE PLAN

I.     INTRODUCTION

        The German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors (the "Board") of German American Bancorp, Inc. (the "Company") on March 2, 2020, subject to approval of the Company's shareholders at their annual meeting scheduled to be held on May 21, 2020. The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries the opportunity to invest in the Company through convenient payroll contributions. These contributions are used quarterly to purchase shares of common stock of the Company at a discount from the current market price. As used in this Plan, "subsidiary" means any "subsidiary corporation" as that term is defined in Section 424 of the Internal Revenue Code of 1986 (the "Code"). The Plan amends and restates the German American Bancorp, Inc. 2019 Employee Stock Purchase Plan effective as of October 1, 2019 (the "Prior Plan") in its entirety. If approved by shareholders, the effective date of the Plan shall be July 1, 2020. In the event the Company's shareholders fail to approve the Plan as set forth herein at the annual meeting, then this Plan shall be deemed void ab initio and the Prior Plan shall continue in effect in accordance with its terms.

        The Plan may continue until all the stock allocated to it has been purchased or until September 30, 2029, whichever is earlier. The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company's shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan (except as permitted under Section III); (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.

        The Plan is not qualified under Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). It is the Company's intention to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

II.    ADMINISTRATION

        The Plan shall be administered by a committee of the Board of Directors which shall consist of two or more members of the Board, none of whom is eligible to participate in the Plan and all of whom are "Non-Employee Directors," as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as required by any successor rule (the "Committee"). The Compensation/Human Resources Committee appointed by the Company's Board of Directors shall act as the Committee under the Plan unless the Board of Directors otherwise directs. The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The Committee and its members may be addressed in care of the Company at its principal office. The members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

III.  STOCK SUBJECT TO THE PLAN

        An aggregate of 750,000 shares of common stock, without par value, of the Company (each a "Common Share" and, collectively, the "Common Shares") are available for purchase under the Plan, inclusive of all shares issued under the Prior Plan. Common Shares which are to be delivered under the

Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued Common Shares. In the event of any change in the Common Shares through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee shall make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of Common Shares reserved under the Plan and the price of the current offering. If the number of Common Shares that participating employees become entitled to purchase is greater than the number of Common Shares available, the Committee or its designee will allocate the available shares pro rata to participants in as near a uniform manner as practical and will promptly refund to participants any remaining payroll contributions not applied to the purchase of stock.

IV.   ELIGIBILITY

        All employees of the Company and its subsidiaries will be eligible to participate in the Plan. No employee shall be eligible to participate in an offering unless he or she has been continuously employed by the Company or subsidiary for at least six months as of the first day of such offering. No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.

V.     OFFERINGS, PARTICIPATION AND DEDUCTIONS

        A.    Offerings and Offering Periods.    The Plan shall be implemented by a series of consecutive three-month offering periods, with each new offering period commencing on the first day of each calendar quarter (beginning October 1, 2019), or at such other time or times as may be determined by the Committee (the "Offering Date"), and ending on the last trading day of each calendar quarter, or at such other time or times as may be determined by the Committee (the "Purchase Date"). The Plan shall continue until terminated in accordance with Section I. Subject to the provisions concerning termination in Section I, the Committee shall have the power to change the duration and/or frequency of offering periods with respect to future offerings and shall use reasonable efforts to notify employees of any such change at least five (5) days prior to the scheduled beginning of the first offering period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its Offering Date.

        B.    Participation and Payroll Deduction Accounts.    An eligible employee may participate in an offering by authorizing, on or before the tenth (10th) business day preceding the Offering Date for such offering, a payroll deduction for such purpose, expressed as a percentage of Eligible Compensation, which is within the minimum and maximum rates established by the Committee. "Eligible Compensation" for purposes of determining the amount of a participant's contributions for any option period shall be the gross (before taxes are withheld) total of all base wages and salaries, commissions, overtime and bonuses received during the option period. Eligible Compensation shall not include any compensation not included in the previous sentence. Notwithstanding the foregoing, the Committee shall have discretion to determine the application of this definition to the participants of an offering on a uniform and nondiscriminatory basis. In addition, the Committee may at any time suspend an offering or change the terms of the offering, subject to the provisions of this Plan and Section 423 of the Code, if required by law or if determined by the Committee to be in the best interests of the Company.

        The Company will maintain or cause to be maintained a payroll deduction account for each participating employee (a "Payroll Deduction Account"). All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Any balance remaining in any employee's Payroll Deduction Account at the end of an offering period will be refunded to the employee.

        C.    Changes, Suspension and Withdrawal.    Subject to rules, procedures and forms adopted by the Committee, a participating employee may, at any time during the offering period, prospectively increase, decrease or suspend his or her rate of payroll deductions or discontinue payroll deductions and withdraw the entire balance of his or her Payroll Deduction Account without interest and thereby withdraw from participation in an offering. Under the initial rules established by the Committee, payroll deductions may be increased or decreased only as of a quarterly Offering Date, by filing a new payroll deduction authorization with Human Resources at least ten (10) business days prior to the Offering Date. Under such initial rules, in order to be effective for an offering, any request to withdraw therefrom must be received by the Company on or before the tenth (10th) business day prior to the Purchase Date for such offering.

        D.    Retirement, Death and Termination of Employment.    In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate), and in either case, without interest.

        E.    Continued Participation.    If a participating employee has not suspended or discontinued his or her payroll deductions or has not otherwise elected to cease participation in a future offering in accordance with the rules and procedures set forth in paragraph C above, his or her payroll deductions shall continue at the rate currently in effect throughout the offering period and for future offering periods unless reduced to reflect a change by the Committee in the maximum permissible rate. Such employee shall be deemed to have accepted each new offer and to have authorized payroll deductions in respect thereof during each such future offering period.

VI.  PURCHASE, LIMITATIONS AND PRICE

        A.    Option Grant and Exercise; Purchase of Shares.    Each employee participating in any offering under the Plan shall be granted an option, on the Offering Date for such offering, for as many Common Shares (which may include a fractional Common Share) as the amount of his or her Payroll Deduction Account at the end of such offering period can purchase. No employee may be granted an option under the Plan which permits his or her rights to purchase Common Shares under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds the maximum amount established by the Committee, but which maximum amount may in no event exceed $25,000 of Fair Market Value of such Common Shares (based on the value of the stock on their grant/enrollment date) for each calendar year in which any option is outstanding at any time. As of the Purchase Date for each offering period, each employee who continues to be a participant in the offering shall be deemed to have exercised his or her option to purchase the number of Common Shares (which may include a fractional Common Share) as the balance of his or her Payroll Deduction Account on such date may pay for at the purchase price. Such employee's Payroll Deduction Account will be charged for the amount of the purchase and a book-entry credit representing such shares shall recorded in the share account described below.

        B.    Share Accounts; Book-Entry; Dividend Reinvestment.    All Common Shares purchased shall be credited in book-entry form to a separate share account for participating employees (a "Share Account"). Any cash dividends paid with respect to the Common Shares in a participant's Share Account shall be distributed to the participant or the participant may choose to apply cash dividends to the purchase of additional shares by enrolling in the Company's Dividend Reinvestment Plan. Any non-cash dividends paid with respect to the shares in a participant's Share Account shall be added to the shares held for a participant in his or her Share Account.

        C.    Title of Accounts.    Each Share Account will be registered only in the name of the participating employee.

        D.    Rights as a Shareholder.    After a participant's Payroll Deduction Account has been charged with the amount of the purchase price, the participating employee shall have all of the rights and privileges of a shareholder of the Company with respect to the Common Shares purchased under the Plan and held in the Share Account. A participant may withdraw or sell the shares in his or her Share Account at any time by providing written notice to the Company's transfer agent.

        E.    Account Statements.    Not less than annually, each participating employee will receive a statement as to the amounts held in their Payroll Deduction Account and Share Account.

        F.     Determination of Purchase Price.    The Committee shall determine the purchase price of a Common Share for purposes of each offering, which price shall be an amount in the range from ninety-five percent (95%) and one hundred percent (100%) of the Fair Market Value of a Common Share on the Purchase Date. If the Committee for any reason should fail to determine the price for any offering within the percentage range specified by the preceding sentence for any offering, the percentage shall be ninety-five percent (95%).

        "Fair Market Value" of a Common Share on a given date means the NASDAQ Official Closing Price (or similar closing price information if The NASDAQ Stock Market LLC (NASDAQ) no longer makes available a figure called the NASDAQ Official Closing Price) on such date ("NOCP"), or if no NOCP is furnished by NASDAQ for the Common Shares on such date, the NOCP of a Common Share on the most recent day on which NASDAQ has furnished an NOCP for the Common Shares. If the Common Shares are not listed on any given date on the NASDAQ Global Select Market or similar market for which an NOCP (or similar closing price) is furnished by NASDAQ or other applicable exchange, then "Fair Market Value" is defined as the fair market value of a share on such date as determined in good faith by the Committee.

VII. TRANSFER OF INTERESTS

        No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee or the employee's guardian or legal representative. There are no restrictions imposed by or under the Plan upon the resale of Common Shares issued under the Plan.

        Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 am, (Central Time), on May 21, 2020. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/GABC delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GABC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: 01 - Chris A Ramsey For Withhold For Withhold For Withhold 02 - M Darren Root 03 - Mark A Schroeder 04 - Jack W Sheidler For Against Abstain ForAgainst Abstain 2. To approve the Amended and Restated Articles of Incorporation of German American Bancorp, Inc., providing shareholders the right to amend the Bylaws of German American Bancorp, Inc. 3. To approve and adopt the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, amending certain of its terms 4. To approve, on an advisory basis, the compensation of our Executive Officers who are named in the compensation disclosures in the accompanying Proxy Statement 5. To approve, on an advisory basis, the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 5 1 0 5 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 0372DB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5. 2020 Annual Meeting Proxy Card1234 5678 9012 345

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/GABC q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy Solicited by Board of Directors for Annual Meeting of Shareholders — May 21, 2020 Christina M. Ernst and Thomas W. Seger, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of German American Bancorp, Inc. to be held on May 21, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 - 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items PROXY — GERMAN AMERICAN BANCORP, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GABC